PHILLIPS EDISON & COMPANY®

Supplemental Disclosure

Quarter Ended September 30, 2021

Grocery Centered.
Community **Focused.**

Kroger
FOOD & PHARMACY
STOP

Publix
FOOD & PHARMACY

SAFEWAY

Stop&Shop
welcome

SPROUTS
FARMERS MARKET

Phillips Edison & Company	1

Introductory Notes

SUPPLEMENTAL INFORMATION
Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” “us,” or "PECO") is one of the nation’s largest owners and operators of omni-channel grocery-anchored neighborhood shopping centers. The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”).

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
Certain statements contained in this supplement of Phillips Edison & Company, Inc. (the “Company”) other than historical facts may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in such act. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “should,” “could,” or other similar words. Such forward-looking statements are subject to various risks and uncertainties, including the risks that are described under the section entitled “Risk Factors” in our Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this supplement and in our filings with the SEC. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this supplement to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting such forward-looking statements.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to GAAP measures, this supplemental disclosure contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in our Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental disclosure on pages 15-19 and definitions of our non-GAAP measures are included in our Glossary of Terms on page 57.

PRO RATA FINANCIAL INFORMATION
We may present our consolidated financial information inclusive of our prorated portion owned through unconsolidated joint ventures. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro-rata interest. Accordingly, pro-rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP.

REVERSE STOCK SPLIT
We effected a one-for-three reverse stock split effective on July 2, 2021. In addition, we effected a corresponding reverse split of our Operating Partnership’s OP units. As a result of the reverse stock and OP unit split, every three shares of our common stock and OP units were automatically combined and converted into one issued and outstanding share of common stock or OP unit, as applicable, rounded to the nearest 1/100th share or OP unit. The reverse stock and OP unit splits impacted all classes of common stock and OP units proportionately and had no impact on any stockholder’s or limited partner’s percentage ownership of all issued and outstanding common stock or OP units. Unless otherwise indicated, the information in this supplement gives effect to the reverse stock and OP unit splits.

Phillips Edison & Company	2

Introductory Notes

RECAPITALIZATION
Our stockholders approved an amendment to our charter (the "Articles of Amendment") that effected a change of each share of our common stock outstanding at the time the amendment became effective into one share of a newly created class of Class B common stock (the "Recapitalization"). The Articles of Amendment became effective upon filing with, and acceptance by, the State Department of Assessments and Taxation of Maryland on July 2, 2021.
Our Class B common stock is identical to our common stock, except that (i) we do not intend to list our Class B common stock on a national securities exchange, and (ii) upon the six-month anniversary of the listing of our common stock for trading on a national securities exchange, or January 15, 2022 (or such earlier date or dates as may be approved by our board of directors in certain circumstances with respect to all or any portion of the outstanding shares of our Class B common stock), each share of our Class B common stock will automatically, and without any stockholder action, convert into one share of our listed common stock.
Unless otherwise indicated, all information in this supplemental disclosure gives effect to the Recapitalization and references to "shares" and per share metrics refer to our common stock and Class B common stock, collectively.

Phillips Edison & Company	3

FINANCIAL RESULTS
Quarter Ended September 30, 2021

Earnings Release Unaudited
Phillips Edison & Company Reports Third Quarter 2021 Results; Raises Core FFO and Acquisitions Guidance

CINCINNATI - November 4, 2021 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net income attributable to common stockholders of $14.6 million, or $0.13 per diluted share, for the three months ended September 30, 2021.

Highlights for the Third Quarter Ended September 30, 2021
•Nareit FFO totaled $56.9 million, or $0.46 per diluted share
•Core FFO totaled $66.4 million, or $0.54 per diluted share
•Same-center NOI increased 8.7% versus the third quarter ended September 30, 2020
•Same-center NOI increased 4.3% versus the comparable same-center NOI for the quarter ended September 30, 2019
•Leased portfolio occupancy increased to 95.6%, demonstrating a return to pre-COVID-19 levels
•Comparable new and renewal rent spreads were 14.1% and 8.9%, respectively
•Acquired two grocery-anchored shopping centers for $48.3 million during the quarter; subsequent to quarter end, acquired an additional two grocery-anchored shopping centers for $91.2 million
•Issued 19,550,000 shares of common stock in an underwritten IPO, including the full exercise of the underwriters’ over-allotment option, at $28.00 per share, generating $547.4 million of gross proceeds
•Closed a new $980 million senior unsecured credit facility
•Net debt to annualized adjusted EBITDAre was 5.4x compared to 7.3x at December 31, 2020
•Increased monthly distributions by 6% to $0.09 per share for the distribution payable in November 2021

Subsequent Highlights
•Completed upsized debut public offering of $350 million aggregate principal amount of 2.625% senior notes due in 2031
•Issued 2020 Corporate Social Responsibility report
•Authorized monthly distributions of $0.09 per share payable in December 2021, January 2022, and February 2022

Guidance Update (see “Updated 2021 Guidance” section for more details)
•Raised full year 2021 core FFO guidance range to $2.14 - $2.18 per share from $2.10 - $2.16 per share
•Raised full year 2021 same center NOI growth guidance range to 6.5% - 7.0% from 5.6% - 6.8%
•Raised second half 2021 acquisition guidance range to $200 million - $270 million, and disposition guidance to $95 million - $105 million

Management Commentary
“Our successful underwritten IPO during the quarter marks a significant milestone in PECO’s 30-year history,” stated Jeff Edison, chairman and chief executive officer of PECO. “The IPO, coupled with our recent capital markets activity, gives PECO one of the strongest balance sheets in the sector and positions us to meaningfully grow our portfolio through property acquisitions.”
“Leased portfolio occupancy and collections have returned to pre-COVID levels, demonstrating the return to normal operations for PECO. We continue to experience healthy demand for our well-located retail space as new and renewal rent spreads were strong, and our portfolio retention was over 91% for the quarter. We are confident that our experienced and cycle-tested team, together with our differentiated strategy of owning small format grocery-anchored neighborhood centers, will continue to drive superior operational and financial results.”

Phillips Edison & Company	5

Collection Details
The table below outlines PECO’s collections since April 1, 2020, calculated as a percentage of monthly billings to Neighbors for rent and recoverable expenses (includes pro rata ownership through the Company’s joint ventures):

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Originally Reported	N/A	98%	95%	95%	94%	86%
Current(1)	99%	99%	98%	97%	97%	93%
(1)Including collections received through October 20, 2021.

PECO continues to collect rent and recoverable expenses for past billing periods. As a result, the corresponding periods reflect increased collection rates versus the originally reported figures.

Financial Results for the Third Quarter and Nine Months Ended September 30, 2021
Net Income
Third quarter 2021 net income attributable to common stockholders totaled $14.6 million, or $0.13 per diluted share, compared to net income of $11.8 million, or $0.12 per diluted share, during the third quarter of 2020.
For the nine months ended September 30, 2021, net income attributable to common stockholders totaled $20.3 million, or $0.21 per diluted share, compared to $16.0 million, or $0.16 per diluted share, during the nine months ended September 30, 2020.

Nareit FFO
Third quarter 2021 funds from operations attributable to stockholders and OP unit holders as defined by Nareit (“Nareit FFO”) decreased 0.9% to $56.9 million, or $0.46 per diluted share, from $57.4 million, or $0.52 per diluted share, during the third quarter of 2020.
For the nine months ended September 30, 2021, Nareit FFO decreased 7.9% to $161.8 million, or $1.44 per diluted share, from $175.6 million, or $1.58 per diluted share, during the nine months ended September 30, 2020.
The decrease for both periods was primarily driven by an increase in the earn-out liability, which resulted in $5.0 million and $23.0 million of non-cash expense for the three and nine months ended September 30, 2021, offset by an increase in collections in 2021. The earn-out liability will continue to fluctuate based on the trading value of PECO’s Nasdaq-listed common stock and will be settled in equity during the first quarter of 2022.

Core FFO
Third quarter 2021 core funds from operations (“Core FFO”) increased 11.3% to $66.4 million, or $0.54 per diluted share, compared to $59.7 million, or $0.54 per diluted share, during the third quarter of 2020.
For the nine months ended September 30, 2021, Core FFO increased 13.2% to $194.2 million, or $1.73 per diluted share, compared to $171.6 million, or $1.54 per diluted share, during the nine months ended September 30, 2020.
The increase for both periods was driven by an increase in collections and lower interest costs. Core FFO excludes one-time non-cash items like the aforementioned earn-out liability adjustment.

Same-Center NOI
Third quarter 2021 same-center net operating income (“NOI”) increased 8.7% to $89.1 million compared to $82.0 million during the third quarter of 2020.
For the nine months ended September 30, 2021, same-center NOI increased 6.0% to $259.9 million compared to $245.2 million during the nine months ended September 30, 2020.
Results were driven by an increase in average base rent per square foot and stronger collections compared to 2020.

Phillips Edison & Company	6

Portfolio Overview for the Third Quarter and Nine Months Ended September 30, 2021
Portfolio Statistics
As of September 30, 2021, PECO’s wholly-owned portfolio consisted of 267 properties, totaling approximately 30.4 million square feet, located in 31 states. This compared to 283 properties, totaling approximately 31.7 million square feet, located in 31 states as of September 30, 2020.
Leased portfolio occupancy increased to 95.6% at September 30, 2021 compared to 95.3% at September 30, 2020.
Anchor occupancy totaled 97.6% compared to 98.3% at September 30, 2020, and inline occupancy totaled 91.9% compared to 89.5% at September 30, 2020.

Leasing Activity
During the third quarter of 2021, 268 leases (new, renewal, and options) were executed totaling 1.4 million square feet. This compared to 230 leases executed totaling 1.3 million square feet during the third quarter of 2020.
Comparable rent spreads during the third quarter of 2021, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 14.1% for new leases and 8.9% for renewal leases (excluding options).
During the first nine months of 2021, 882 leases (new, renewal, and options) were executed totaling approximately 4.2 million square feet. This compared to 613 leases executed totaling approximately 3.6 million square feet during the same year-ago period.
Comparable rent spreads during the first nine months of 2021 were 14.9% for new leases and 8.2% for renewal leases (excluding options).

Acquisition & Disposition Activity
During the third quarter of 2021, two properties were acquired for $48.3 million. During the same period, seven properties and two outparcels were sold for $63.0 million.
Acquisitions included:
•Fox Ridge Plaza, a 54,000 square foot shopping center shadow anchored by King Soopers (a Kroger banner) in Centennial, Colorado, part of the Denver MSA
•Valrico Commons, a 138,000 square foot shopping center anchored by Publix, in Valrico, Florida, part of the Tampa MSA
During the nine months ended September 30, 2021, 20 properties and three outparcels were sold for $188.3 million. During the same period, PECO acquired four properties and three outparcels for a total of $88.5 million.
From July 1, 2021 through November 3, 2021, PECO acquired four properties totaling $139.4 million and disposed of seven properties and two outparcels totaling $63.0 million.

Balance Sheet Highlights as of September 30, 2021
As of September 30, 2021, PECO had $603.5 million of total liquidity, comprised of $114.2 million of cash, cash equivalents, and restricted cash, plus $489.3 million of borrowing capacity available on its $500 million revolving credit facility. Following the pay down of its 2023 term loan subsequent to the quarter end, PECO has no material debt maturities until 2024.
PECO’s net debt to annualized adjusted EBITDAre was 5.4x, compared to 7.3x at December 31, 2020.
PECO’s outstanding debt had a weighted-average interest rate of 3.3% and a weighted-average maturity of 4.2 years, and 89.8% of its total debt was fixed-rate debt.
During the third quarter of 2021, PECO completed its underwritten IPO of 19,550,000 million shares of common stock generating $547.4 million of gross proceeds, of which a portion was used to repay its $375 million term loan maturing in 2022. PECO also closed a new $980 million senior unsecured credit facility comprised of a $500 million revolving credit facility and two separate $240 million unsecured variable-rate term loans.
Subsequent to quarter end, PECO completed a public offering of $350 million aggregate principal amount of 2.625% Senior Notes due 2031. The notes were priced at 98.692% of the principal amount and will mature on November 15, 2031. With a portion of the offering proceeds, PECO repaid the $150 million balance on its term loan maturing in 2023.

Phillips Edison & Company	7

Monthly Stockholder Distributions
For the three months ended September 30, 2021, total distributions of $30.8 million were paid to common stockholders, Class B stockholders and operating partnership unit (“OP unit”) holders. Distributions paid in July, August, and September, were each $0.085 per share. PECO has paid, and plans to continue to pay, distributions monthly.
PECO’s Board of Directors (the “Board”) unanimously approved a monthly distribution payable November 1, 2021 to stockholders of record at the close of business on October 15, 2021 of $0.09 per share of the Company’s common stock, Class B common stock, and operating partnership units. When annualized, this is equal to a rate of $1.08 per share and represents a 6% increase from the previous monthly rate.
Subsequent to the quarter end, the Board authorized monthly distributions of $0.09 per share payable in December 2021, January 2022, and February 2022 to stockholders of record at the close of business on November 15, 2021, December 15, 2021, and January 19, 2022, respectively.

Updated 2021 Guidance
PECO has updated certain components of its 2021 earnings guidance. Guidance has been updated to reflect the following:
•Additional property acquisition and disposition transactions completed to date and expected to close before the end of 2021
•Impacts related to collections of 2020 receivables
•Non-cash charges related to the change in the earnout value and early debt repayments

	Updated Full Year 2021 Guidance	Initial Full Year 2021 Guidance
Net income per share	$0.21 - $0.26	$0.06 - $0.12
Nareit FFO per share	$1.82 - $1.86	$1.83 - $1.89
Core FFO per share	$2.14 - $2.18	$2.10 - $2.16
Same-Center NOI growth	6.5% - 7.0%	5.6% - 6.8%
	Updated Second Half 2021 Guidance	Initial Second Half 2021 Guidance
Acquisitions	$200 - $270 million	$160 - $200 million
Dispositions	$95 - $105 million	$45 - $75 million
The following table provides a reconciliation of the range of the Company's 2021 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited, dollars in millions, except per share amounts)	Low End	High End
Net income	$0.21	$0.26
Depreciation and amortization of real estate assets	1.86	1.86
Gain on sale of real estate assets and related impairments	(0.26)	(0.27)
Adjustments related to unconsolidated joint ventures	0.01	0.01
Nareit FFO	$1.82	$1.86
Depreciation and amortization of corporate assets	0.03	0.03
Change in fair value of earn-out liability	0.20	0.20
Loss on extinguishment of debt, net	0.03	0.03
Transactions and other	0.05	0.05
Amortization of joint venture basis differences	0.01	0.01
Core FFO	$2.14	$2.18

Phillips Edison & Company	8

Results Presentation Details
PECO plans to host a conference call and webcast on Friday, November 5, 2021 at 10:00 a.m. Eastern Time to discuss these results. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the presentation.
Date: Friday, November 5, 2021
Time: 10:00 a.m. Eastern Time
Toll-Free Dial-In Number: (844) 691-1115
International Dial-In Number: (929) 517-0921
Conference ID: 6066695
Webcast link: https://edge.media-server.com/mmc/p/b6mhmb2u

A webcast replay will be available approximately one hour after the conclusion of the presentation using the Webcast link above.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q, filed with the SEC on November 4, 2021 and available on the SEC’s website at www.sec.gov.

Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020
Net income	$16,562	$13,430	$(29,727)	$23,069	$18,216
Adjusted to exclude:
Fees and management income	(2,435)	(2,581)	(2,766)	(7,095)	(7,506)
Straight-line rental income(1)	(2,476)	(1,800)	(2,573)	(6,868)	(3,164)
Net amortization of above- and below-market leases	(908)	(811)	(1,042)	(2,633)	(2,394)
Lease buyout income	(560)	(664)	(632)	(3,138)	(972)
General and administrative expenses	11,627	9,595	11,537	32,905	30,141
Depreciation and amortization	53,901	56,095	58,477	165,829	168,692
Impairment of real estate assets	698	—	35,710	6,754	—
Interest expense, net	18,570	20,388	25,309	57,765	65,317
(Gain) loss on disposal of property, net	(14,093)	(10,734)	(5,048)	(31,678)	(8,616)
Other expense (income), net	7,086	(196)	(1,561)	25,595	(9,565)
Property operating expenses related to fees and management income	1,489	1,058	2,328	3,611	2,586
NOI for real estate investments	89,461	83,780	90,012	264,116	252,735
Less: Non-same-center NOI(2)	(339)	(1,764)	(5,854)	(4,239)	(7,555)
Total Same-Center NOI	$89,122	$82,016	$84,158	$259,877	$245,180
Less: Centers not included in 2019 Same-Center(3)	(1,307)		—
Total Same-Center NOI - adjusted for 2019(3)	$87,815		$84,158
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.
(3)When comparing Same-Center NOI for the three months ended September 30, 2021 and 2019, Same-Center NOI represents the NOI for the properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. Same-Center NOI when comparing the three months ended September 30, 2021 and 2019 excludes the change in NOI from properties acquired or disposed of after June 30, 2019.

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Overview of Results Unaudited, in thousands (excluding per share and per square foot amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

SUMMARY FINANCIAL RESULTS
Total revenues (page 13)	$132,334	$126,695	$395,785	$377,258
Net income attributable to stockholders (page 13)	14,633	11,784	20,330	15,965
Net income per share - basic and diluted (page 13)	$0.13	$0.12	$0.21	$0.16
Same-Center NOI (page 19)	89,122	82,016	259,877	245,180
Adjusted EBITDAre (page 17)	83,765	80,644	250,694	238,631
Nareit FFO (page 15)	56,927	57,441	161,800	175,648
Nareit FFO per share - diluted (page 15)	$0.46	$0.52	$1.44	$1.58
Core FFO (page 15)	66,373	59,655	194,189	171,603
Core FFO per share - diluted (page 15)	$0.54	$0.54	$1.73	$1.54

SUMMARY OF FINANCIAL AND OPERATING RATIOS
Same-Center NOI margin (page 19)	72.8%	71.2%	71.8%	71.0%
Same-Center NOI change (page 19)(1)	8.7%	(4.1)%	6.0%	(2.3)%

LEASING RESULTS
Comparable rent spreads - new leases (page 38)(2)	14.1%	8.2%	14.9%	9.7%
Comparable rent spreads - renewals (page 38)(2)	8.9%	4.1%	8.2%	7.4%
Portfolio retention rate	91.2%	90.4%	88.3%	82.7%

			As of September 30,
			2021	2020

OUTSTANDING STOCK AND PARTNERSHIP UNITS
Common stock outstanding			19,550	—
Class B common stock outstanding			93,663	96,822
Operating Partnership (OP) units outstanding			13,368	14,223

SUMMARY PORTFOLIO STATISTICS(2)
Number of properties			267	283
GLA - all properties (page 40)			30,443	31,731
Leased occupancy (page 34)			95.6%	95.3%
Economic occupancy (page 34)			94.7%	95.0%
Leased ABR PSF (page 34)			$13.33	$12.74
Leased Anchor ABR PSF (page 34)			$9.44	$9.25
Leased Inline ABR PSF (page 34)			$21.41	$20.21
(1)Reflects Same-Center NOI change as initially reported for the specified period.
(2)Statistics represent our wholly-owned properties.

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FINANCIAL SUMMARY
Quarter Ended September 30, 2021

Consolidated Balance Sheets Condensed and Unaudited, in thousands (excluding per share amounts)

	September 30, 2021	December 31, 2020

ASSETS
Investment in real estate:
Land and improvements	$1,528,310	$1,549,362
Building and improvements	3,191,637	3,237,986
In-place lease assets	434,373	441,683
Above-market lease assets	64,555	66,106
Total investment in real estate assets	5,218,875	5,295,137
Accumulated depreciation and amortization	(1,058,765)	(941,413)
Net investment in real estate assets	4,160,110	4,353,724
Investment in unconsolidated joint ventures	32,315	37,366
Total investment in real estate assets, net	4,192,425	4,391,090
Cash and cash equivalents	24,455	104,296
Restricted cash	89,760	27,641
Goodwill	29,066	29,066
Other assets, net	139,451	126,470
Real estate investments and other assets held for sale	16,464	—
Total assets	$4,491,621	$4,678,563

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,699,417	$2,292,605
Below-market lease liabilities, net	96,298	101,746
Earn-out liability	45,000	22,000
Derivative liabilities	35,779	54,759
Deferred income	17,251	14,581
Accounts payable and other liabilities	99,488	176,943
Liabilities of real estate investments held for sale	640	—
Total liabilities	1,993,873	2,662,634
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized	—	—
Common stock, $0.01 par value per share, 650,000 shares authorized	196	—
Class B common stock, $0.01 par value per share, 350,000 shares authorized	936	2,798
Additional paid-in capital	3,261,585	2,739,358
Accumulated other comprehensive loss	(34,806)	(52,306)
Accumulated deficit	(1,054,483)	(999,491)
Total stockholders’ equity	2,173,428	1,690,359
Noncontrolling interests	324,320	325,570
Total equity	2,497,748	2,015,929
Total liabilities and equity	$4,491,621	$4,678,563

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Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

REVENUES
Rental income	$128,826	$123,298	$386,784	$367,418
Fees and management income	2,435	2,581	7,095	7,506
Other property income	1,073	816	1,906	2,334
Total revenues	132,334	126,695	395,785	377,258

OPERATING EXPENSES
Property operating	21,608	20,835	65,784	62,226
Real estate taxes	16,375	17,282	49,762	50,847
General and administrative	11,627	9,595	32,905	30,141
Depreciation and amortization	53,901	56,095	165,829	168,692
Impairment of real estate assets	698	—	6,754	—
Total operating expenses	104,209	103,807	321,034	311,906

OTHER
Interest expense, net	(18,570)	(20,388)	(57,765)	(65,317)
Gain on disposal of property, net	14,093	10,734	31,678	8,616
Other (expense) income, net	(7,086)	196	(25,595)	9,565
Net income	16,562	13,430	23,069	18,216
Net income attributable to noncontrolling interests	(1,929)	(1,646)	(2,739)	(2,251)
Net income attributable to stockholders	$14,633	$11,784	$20,330	$15,965

EARNINGS PER SHARE OF COMMON STOCK
Net income per share - basic and diluted	$0.13	$0.12	$0.21	$0.16

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Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

REVENUES
Rental income	$128,826	$130,335	$127,623	$118,065	$123,298
Fees and management income	2,435	2,374	2,286	2,314	2,581
Other property income	1,073	361	472	380	816
Total revenues	132,334	133,070	130,381	120,759	126,695

OPERATING EXPENSES
Property operating	21,608	21,974	22,202	25,264	20,835
Real estate taxes	16,375	16,814	16,573	16,169	17,282
General and administrative	11,627	11,937	9,341	11,242	9,595
Depreciation and amortization	53,901	56,587	55,341	55,987	56,095
Impairment of real estate assets	698	1,056	5,000	2,423	—
Total operating expenses	104,209	108,368	108,457	111,085	103,807

OTHER
Interest expense, net	(18,570)	(19,132)	(20,063)	(19,986)	(20,388)
Gain (loss) on disposal of property, net	14,093	3,744	13,841	(2,122)	10,734
Other (expense) income, net	(7,086)	(2,924)	(15,585)	(320)	196
Net income (loss)	16,562	6,390	117	(12,754)	13,430
Net (income) loss attributable to noncontrolling interests	(1,929)	(796)	(14)	1,561	(1,646)
Net income (loss) attributable to stockholders	$14,633	$5,594	$103	$(11,193)	$11,784

EARNINGS PER SHARE OF COMMON STOCK
Net income (loss) per share - basic and diluted	$0.13	$0.06	$0.00	$(0.12)	$0.12

Phillips Edison & Company	14

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020(1)	2021	2020(1)

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income	$16,562	$13,430	$23,069	$18,216
Adjustments:
Depreciation and amortization of real estate assets	52,984	54,579	162,979	164,288
Impairment of real estate assets	698	—	6,754	—
Gain on disposal of property, net	(14,093)	(10,734)	(31,678)	(8,616)
Adjustments related to unconsolidated joint ventures	776	166	676	1,760
Nareit FFO attributable to stockholders and OP unit holders	$56,927	$57,441	$161,800	$175,648

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$56,927	$57,441	$161,800	$175,648
Adjustments:
Depreciation and amortization of corporate assets	917	1,516	2,850	4,404
Change in fair value of earn-out liability	5,000	—	23,000	(10,000)
Amortization of unconsolidated joint venture basis differences	80	546	905	1,267
Transaction and acquisition expenses	1,775	152	2,850	211
Loss on extinguishment or modification of debt, net	1,674	—	2,784	73
Core FFO	$66,373	$59,655	$194,189	$171,603

ADJUSTED FFO
Core FFO	$66,373	$59,655	$194,189	$171,603
Adjustments:
Straight-line and non-cash adjustments	(1,866)	(1,097)	(4,804)	367
Capital expenditures(2)	(12,639)	(8,636)	(30,847)	(20,381)
Non-cash share-based compensation expense	2,455	2,130	7,704	3,874
Adjustments related to unconsolidated joint ventures	(183)	(114)	(547)	(301)
Adjusted FFO	$54,140	$51,938	$165,695	$155,162

NAREIT FFO AND CORE FFO PER SHARE OF COMMON STOCK
Weighted-average shares of common stock outstanding - diluted(3)	122,573	111,188	112,317	111,160
Nareit FFO per share - diluted(3)	$0.46	$0.52	$1.44	$1.58
Core FFO per share - diluted(3)	$0.54	$0.54	$1.73	$1.54
(1)Certain prior period amounts have been reclassified to conform with current year presentation.
(2)Excludes development and redevelopment projects.
(3)Restricted stock awards were dilutive to Nareit FFO Attributable to Stockholders and OP Unit Holders per share and Core FFO per share for the three and nine months ended September 30, 2021 and 2020, and, accordingly, their impact was included in the weighted-average shares of common stock used in their respective per share calculations.

Phillips Edison & Company	15

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income (loss)	$16,562	$6,390	$117	$(12,754)	$13,430
Adjustments:
Depreciation and amortization of real estate assets	52,984	55,654	54,341	54,450	54,579
Impairment of real estate assets	698	1,056	5,000	2,423	—
(Gain) loss on disposal of property, net	(14,093)	(3,744)	(13,841)	2,122	(10,734)
Adjustments related to unconsolidated joint ventures	776	537	(637)	(208)	166
Nareit FFO attributable to stockholders and OP unit holders	$56,927	$59,893	$44,980	$46,033	$57,441

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$56,927	$59,893	$44,980	$46,033	$57,441
Adjustments:
Depreciation and amortization of corporate assets	917	933	1,000	1,537	1,516
Change in fair value of earn-out liability	5,000	2,000	16,000	—	—
Other impairment charges	—	—	—	359	—
Amortization of unconsolidated joint venture basis differences	80	79	746	616	546
Transaction and acquisition expenses	1,775	934	141	328	152
Loss (gain) on extinguishment or modification of debt, net	1,674	419	691	(69)	—
Core FFO	$66,373	$64,258	$63,558	$48,804	$59,655

ADJUSTED FFO
Core FFO	$66,373	$64,258	$63,558	$48,804	$59,655
Adjustments:
Straight-line and non-cash adjustments	(1,866)	(2,256)	(682)	552	(1,097)
Capital expenditures(1)	(12,639)	(10,894)	(7,314)	(17,505)	(8,636)
Non-cash share-based compensation expense	2,455	3,736	1,513	799	2,130
Adjustments related to unconsolidated joint ventures	(183)	(168)	(196)	(201)	(114)
Adjusted FFO	$54,140	$54,676	$56,879	$32,449	$51,938

NAREIT FFO AND CORE FFO PER SHARE OF COMMON STOCK
Weighted-average shares of common stock outstanding - diluted(2)	122,573	107,175	106,995	111,137	111,188
Nareit FFO per share - diluted(2)	$0.46	$0.56	$0.42	$0.41	$0.52
Core FFO per share - diluted(2)	$0.54	$0.60	$0.59	$0.44	$0.54
(1)Excludes development and redevelopment projects.
(2)Restricted stock awards were dilutive to Nareit FFO Attributable to Stockholders and OP Unit Holders per share and Core FFO per share, which may result in a different number of shares in periods of net loss for GAAP as their impact would be anti-dilutive.

Phillips Edison & Company	16

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

CALCULATION OF EBITDAre
Net income	$16,562	$13,430	$23,069	$18,216
Adjustments:
Depreciation and amortization	53,901	56,095	165,829	168,692
Interest expense, net	18,570	20,388	57,765	65,317
Gain on disposal of property, net	(14,093)	(10,734)	(31,678)	(8,616)
Impairment of real estate assets	698	—	6,754	—
Federal, state, and local tax expense	165	173	496	382
Adjustments related to unconsolidated joint ventures	1,107	594	1,704	3,162
EBITDAre	$76,910	$79,946	$223,939	$247,153

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$76,910	$79,946	$223,939	$247,153
Adjustments:
Change in fair value of earn-out liability	5,000	—	23,000	(10,000)
Transaction and acquisition expenses	1,775	152	2,850	211
Amortization of unconsolidated joint venture basis differences	80	546	905	1,267
Adjusted EBITDAre	$83,765	$80,644	$250,694	$238,631

Phillips Edison & Company	17

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

CALCULATION OF EBITDAre
Net income (loss)	$16,562	$6,390	$117	$(12,754)	$13,430
Adjustments:
Depreciation and amortization	53,901	56,587	55,341	55,987	56,095
Interest expense, net	18,570	19,132	20,063	19,986	20,388
(Gain) loss on disposal of property, net	(14,093)	(3,744)	(13,841)	2,122	(10,734)
Impairment of real estate assets	698	1,056	5,000	2,423	—
Federal, state, and local tax expense	165	165	166	109	173
Adjustments related to unconsolidated joint ventures	1,107	(535)	1,132	193	594
EBITDAre	$76,910	$79,051	$67,978	$68,066	$79,946

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$76,910	$79,051	$67,978	$68,066	$79,946
Adjustments:
Change in fair value of earn-out liability	5,000	2,000	16,000	—	—
Other impairment charges	—	—	—	359	—
Transaction and acquisition expenses	1,775	934	141	328	152
Amortization of unconsolidated joint venture basis differences	80	79	746	616	546
Adjusted EBITDAre	$83,765	$82,064	$84,865	$69,369	$80,644

Phillips Edison & Company	18

Same-Center Net Operating Income Unaudited, in thousands

	Three Months Ended September 30,		Favorable / (Unfavorable) %	Nine Months Ended September 30,		Favorable / (Unfavorable) %
	2021	2020		2021	2020
SAME-CENTER NOI(1)
Revenues:
Rental income(2)	$91,490	$89,188		$271,643	$269,669
Tenant recovery income	29,937	31,102		87,025	91,211
Reserves for uncollectibility(3)	57	(5,807)		1,318	(17,817)
Other property income	1,010	765		1,740	2,213
Total revenues	122,494	115,248	6.3%	361,726	345,276	4.8%
Operating expenses:
Property operating expenses	17,333	16,439		53,397	50,448
Real estate taxes	16,039	16,793		48,452	49,648
Total operating expenses	33,372	33,232	(0.4)%	101,849	100,096	(1.8)%
Total Same-Center NOI	$89,122	$82,016	8.7%	$259,877	$245,180	6.0%

Same-Center NOI margin	72.8%	71.2%	1.6%	71.8%	71.0%	0.8%

(1)Same-center NOI represents the NOI for the 261 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods.
(2)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(3)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
SAME-CENTER NOI RECONCILIATION TO NET INCOME
Net income	$16,562	$13,430	$23,069	$18,216
Adjusted to exclude:
Fees and management income	(2,435)	(2,581)	(7,095)	(7,506)
Straight-line rental income(1)	(2,476)	(1,800)	(6,868)	(3,164)
Net amortization of above- and below-market leases	(908)	(811)	(2,633)	(2,394)
Lease buyout income	(560)	(664)	(3,138)	(972)
General and administrative expenses	11,627	9,595	32,905	30,141
Depreciation and amortization	53,901	56,095	165,829	168,692
Impairment of real estate assets	698	—	6,754	—
Interest expense, net	18,570	20,388	57,765	65,317
Gain on disposal of property, net	(14,093)	(10,734)	(31,678)	(8,616)
Other expense (income), net	7,086	(196)	25,595	(9,565)
Property operating expenses related to fees and management income	1,489	1,058	3,611	2,586
NOI for real estate investments	89,461	83,780	264,116	252,735
Less: Non-same-center NOI(2)	(339)	(1,764)	(4,239)	(7,555)
Total Same-Center NOI	$89,122	$82,016	$259,877	$245,180
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Phillips Edison & Company	19

Joint Venture Portfolio and Financial Summary Unaudited, in thousands (excluding per share amounts)

JOINT VENTURE PORTFOLIO SUMMARY

		As of September 30, 2021
Joint Venture	Investment Partner	Ownership Percentage	Number of Shopping Centers	ABR	GLA
Grocery Retail Partners I LLC ("GRP I")	The Northwestern Mutual Life Insurance Company	14%	20	$29,222	2,214
Necessity Retail Partners ("NRP")	TPG Real Estate affiliate	20%	2	4,004	228

JOINT VENTURE FINANCIAL SUMMARY

	As of September 30, 2021
	GRP I		NRP
Total assets	$393,673		$45,371
Gross debt	174,026		32,076

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	GRP I	NRP	GRP I	NRP
Pro rata share of Nareit FFO(1)	$693	$109	$1,926	$402
Pro rata share of Same-Center NOI(1)	1,008	189	2,867	548
Pro rata share of NOI(1)	1,008	188	2,869	662
(1)PECO's shares of our unconsolidated joint ventures' Nareit FFO, Same-Center NOI, and NOI results are all calculated based upon the respective ownership percentages presented in Joint Venture Portfolio Summary table above.

Phillips Edison & Company	20

Supplemental Balance Sheets Detail Unaudited, dollars in thousands

	As of September 30, 2021		As of December 31, 2020

OTHER ASSETS
Deferred leasing commissions and costs	$46,732		$41,664
Deferred financing expenses(1)	4,898		13,971
Office equipment, right-of-use assets, and other	23,418		21,578
Corporate intangible assets	6,706		6,804
Total depreciable and amortizable assets	81,754		84,017
Accumulated depreciation and amortization	(43,204)		(45,975)
Net depreciable and amortizable assets	38,550		38,042
Accounts receivable, net(2)	35,683		46,893
Accounts receivable - affiliates	417		543
Deferred rent receivable, net(3)	37,821		32,298
Prepaid expenses and other	18,623		8,694
Investment in third parties	3,000		—
Investment in marketable securities	5,357		—
Total other assets, net(4)	$139,451		$126,470

ACCOUNTS PAYABLE AND OTHER LIABILITIES
Share repurchase accrual	$—	—	$77,642
Accounts payable trade and other accruals	28,589		26,618
Accrued real estate taxes	35,906		29,745
Security deposits	11,907		11,615
Distribution accrual	1,078		9,845
Accrued compensation	12,727		10,579
Accrued interest	4,879		6,274
Capital expenditure accrual	4,074		4,393
Accrued income taxes and deferred tax liabilities, net	328		232
Total accounts payable and other liabilities(4)	$99,488		$176,943
(1)Deferred financing expenses per the above table are related to our revolving line of credit and as such we have elected to classify them as an asset rather than as a contra-liability.
(2)Net of $6.3 million and $8.9 million of general reserves for uncollectible amounts as of September 30, 2021 and December 31, 2020, respectively. Receivables that were removed for Neighbors considered to be non-creditworthy were $12.5 million and $22.8 million as of September 30, 2021 and December 31, 2020, respectively.
(3)Net of $4.8 million and $4.4 million of receivables removed as of September 30, 2021 and December 31, 2020, respectively, related to straight-line rent for Neighbors previously or currently considered to be non-creditworthy.
(4)Excluding amounts related to assets and liabilities held for sale as of September 30, 2021.

Phillips Edison & Company	21

Supplemental Statements of Operations Detail Unaudited, dollars in thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

REVENUES
Rental income(1)	$94,084	$93,716	$282,360	$283,838
Recovery income(1)	30,915	32,576	90,945	96,012
Straight-line rent amortization	2,365	1,772	6,627	3,103
Amortization of lease assets	898	802	2,602	2,367
Lease buyout income	560	664	3,138	972
Adjustments for collectibility(2)(3)	4	(6,232)	1,112	(18,874)
Fees and management income	2,435	2,581	7,095	7,506
Other property income	1,073	816	1,906	2,334
Total revenues	$132,334	$126,695	$395,785	$377,258
(1)Includes income related to lease payments before assessing for collectibility.
(2)Includes revenue adjustments for non-creditworthy tenants.
(3)Contains general reserves but excludes reserves for straight-line rent amortization; includes recovery of previous revenue reserved.

INTEREST EXPENSE, NET
Interest on revolving credit facility, net	$237	$260	$672	$1,455
Interest on term loans, net	8,913	11,195	30,119	35,611
Interest on secured debt	6,049	7,308	19,075	21,973
Loss on extinguishment or modification of debt, net	1,674	—	2,784	73
Non-cash amortization and other(1)	1,697	1,625	5,115	6,205
Total interest expense, net	$18,570	$20,388	$57,765	$65,317
(1)Amortization of debt-related items includes items such as deferred financing expenses, assumed market debt, and derivative adjustments, net.

OTHER (EXPENSE) INCOME, NET
Change in fair value of earn-out liability	$(5,000)	$—	$(23,000)	$10,000
Equity in net (loss) income of unconsolidated joint ventures	(54)	133	747	(506)
Transaction and acquisitions expenses	(1,775)	(152)	(2,850)	(211)
Federal, state, and local income tax expense	(165)	(173)	(496)	(382)
Other	(92)	388	4	664
Total other (expense) income, net	$(7,086)	$196	$(25,595)	$9,565

Phillips Edison & Company	22

Capital Expenditures Unaudited, in thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

CAPITAL EXPENDITURES FOR REAL ESTATE(1)
Capital improvements	$2,799	$3,438	$5,900	$5,580
Tenant improvements	6,793	2,948	16,350	8,788
Redevelopment and development	8,654	4,860	24,312	23,519
Total capital expenditures for real estate	$18,246	$11,246	$46,562	$37,887
Corporate asset capital expenditures	422	755	1,429	1,565
Capitalized indirect costs(2)	417	231	1,324	1,320
Total capital spending activity	$19,085	$12,232	$49,315	$40,772

Cash paid for leasing commissions	$2,863	$1,207	$8,354	$3,804
(1)Includes landlord work.
(2)Amount includes internal salaries and related benefits of personnel who work directly on capital projects as well as capitalized interest expense.

Phillips Edison & Company	23

Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield

GROUND UP DEVELOPMENT
Naperville Crossings	Naperville, IL	Construction of a 5K SF multi-tenant outparcel 100% leased with Dave's Hot Chicken, Smashburger	Q3 2021	$1,618	$207	$1,824
Plaza 23	Pompton Plains, NJ	Construction of a 3K SF single tenant outparcel 100% leased with Popeyes	Q4 2021	1,031	818	1,850
Alameda Crossing	Avondale, AZ	Construction of a 5K SF multi-tenant outparcel 69% leased with Bosa Donuts, Nuspine Chiropractic	Q4 2021	1,524	278	1,802
Murphy Marketplace	Murphy, TX	Construction of a 9K SF multi-tenant outparcel 68% leased with Sweetwaters Coffee & Tea, Cinnaholic, America's Best Contacts and Eyeglasses	Q1 2022	1,645	1,016	2,661
Point Loomis	Milwaukee, WI	Construction of a 7K SF multi-tenant outparcel 100% leased with Spectrum, Tropical Smoothie Cafe, Dunkin Donuts	Q1 2022	559	1,710	2,270
Shaw's Plaza Raynham	Raynham, MA	Outparcel Ground Lease 100% leased with Popeyes	Q1 2022	587	114	700
Plaza 23	Pompton Plains, NJ	Construction of a 6K SF multi-tenant outparcel 59% leased with Tropical Smoothie Cafe, Just Salads	Q1 2022	2,773	449	3,222
New Prague Commons	New Prague, MN	Construction of a 5K SF inline expansion	Q2 2022	767	525	1,292
Shoregate Town Center	Willowick, OH	Construction of a 12K SF multi-tenant outparcel 20% leased with Chipotle	Q2 2022	2,626	1,375	$4,001
Market Walk	Savannah, GA	Construction of a 5K SF multi-tenant outparcel	Q2 2022	1,321	260	$1,581
Riverlakes Village	Bakersfield, CA	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q3 2022	120	1,533	$1,652

Total				$14,571	$8,285	$22,855	8% - 11%

REDEVELOPMENT
Shoppes of Lake Village	Leesburg, FL	Demolish and rebuild Publix 92% leased with Publix, Wings Ranch, Play it again Sports, One Blood, Sproutfitters, Publix Liquor, Mariner Finance	Q4 2021	$7,729	$—	$7,239
Alameda Crossing	Avondale, AZ	Purchase and repositioning of single tenant outparcel into multi-tenant. 82% leased with Pacific Dental, Rosies Taco Shop	Q1 2022	2,131	718	2,849
Sudbury Crossing	Sudbury, MA	Remerchandise former Rite Aid with Goddard School	Q2 2022	468	2,414	2,882
Hamilton Village	Chattanooga, TN	Remerchandise former Steinmart box and additional GLA with Gabe's	Q3 2022	—	1,053	1,053
Rockledge Square	Rockledge, FL	Demolish and rebuild Publix 100% leased with Publix	Q4 2022	—	5,718	5,718

Total				$10,328	$9,903	$19,741	9% - 12%
All Projects Total				$24,899	$18,188	$42,596	9.5% - 10.5%
(1)The timing of our projects and the targeted stabilization quarter may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements of construction projects due to the COVID-19 pandemic.

Phillips Edison & Company	24

Capitalization and Debt Ratios Unaudited, dollars in thousands (excluding per share amounts)

	September 30, 2021	December 31, 2020

EQUITY CAPITALIZATION
Common stock outstanding	19,550	—
Class B common stock outstanding	93,663	93,279
OP units outstanding	13,368	13,282
Total shares and units outstanding	126,581	106,561
Share price(1)	$30.71	$26.25
Total equity capitalization	$3,887,303	$2,797,234

DEBT
Debt obligations, net	$1,699,417	$2,292,605
Add: Market debt adjustments, net	1,568	1,543
Add: Deferred financing expenses, net	14,729	13,538
Total debt - gross	1,715,714	2,307,686
Less: Cash and cash equivalents	24,455	104,296
Total net debt - consolidated	1,691,259	2,203,390
Add: Prorated share from unconsolidated joint ventures	30,373	37,278
Total net debt	$1,721,632	$2,240,668

ENTERPRISE VALUE
Total net debt	$1,721,632	$2,240,668
Total equity capitalization	3,887,303	2,797,234
Total enterprise value	$5,608,935	$5,037,902

FINANCIAL LEVERAGE RATIOS
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,721,632	$2,240,668
Adjusted EBITDAre - annualized(2)	320,063	308,000
Net debt to Adjusted EBITDAre - annualized	5.4x	7.3x

Net debt to total enterprise value:
Net debt	$1,721,632	$2,240,668
Total enterprise value	5,608,935	5,037,902
Net debt to total enterprise value	30.7%	44.5%
(1)Prior to the underwritten IPO, we engaged an independent third-party valuation advisory consulting firm to provide the estimated value per share ("EVPS") of our common stock. We used our closing market price per share of common stock as of September 30, 2021 and the EVPS as of December 31, 2020 in order to calculate our total equity capitalization.
(2)Adjusted EBITDAre is based on a trailing twelve month period.

Phillips Edison & Company	25

Summary of Outstanding Debt Unaudited, dollars in thousands

	Outstanding Balance	Contractual Interest Rate	Maturity Date	Percent of Total Indebtedness

SECURED DEBT
Individual property mortgages	$215,597	3.5% - 7.2%	2022 - 2031	12%
Secured pool due 2030 (16 assets)	200,000	3.4%	2030	12%
Secured pool due 2027 (15 assets)	195,000	3.5%	2027	11%
Total secured debt	$610,597			35%

UNSECURED DEBT
Revolving credit facility	$—	LIBOR + 1.1%	2026	—%
Term loan due 2022	150,000	LIBOR + 1.3%	2023	9%
Term loan due 2023	100,000	LIBOR + 1.3%	2024	6%
Term loan due 2024	200,000	LIBOR + 1.3%	2024	12%
Term loan due 2024	175,000	LIBOR + 1.3%	2024	10%
Term loan due 2024	240,000	LIBOR + 1.2%	2025	14%
Term loan due 2025	240,000	LIBOR + 1.2%	2026	14%
Total unsecured debt	$1,105,000			65%

Finance leases, net	117

Total debt obligations	$1,715,714

Assumed market debt adjustments, net	$(1,568)
Deferred financing expenses, net	(14,729)
Debt obligations, net(1)	$1,699,417

	Notional Amount	Fixed LIBOR

INTEREST RATE SWAPS
Interest rate swap expiring 2022	$175,000	2.0%
Interest rate swap expiring 2023	255,000	1.3%
Interest rate swap expiring 2024	200,000	2.2%
Interest rate swap expiring 2024	175,000	2.2%
Interest rate swap expiring 2025	125,000	2.9%
Total notional amount(1)	$930,000
(1)Debt Obligations, Net does not give effect to the debt transactions after September 30, 2021.

Phillips Edison & Company	26

Debt Overview and Schedule of Maturities Unaudited, dollars in thousands

	Secured Debt			Unsecured Debt
Maturity Year	Scheduled Mortgage Principal Payments	Mortgage Loans	Secured Portfolio Loans	Unsecured Term Loans	Revolving Line of Credit	Total Consolidated Debt	Pro Rata Share of JV Debt	Total Debt	Weighted-Average Interest Rate(1)
2021	$1,803	$—	$—	$—	$—	$1,803	$—	$1,803	—%
2022	6,156	78,770	—	—	—	84,926	—	84,926	4.8%
2023	4,232	38,710	—	150,000	—	192,942	6,415	199,357	3.6%
2024	2,994	25,130	—	475,000	—	503,124	—	503,124	3.1%
2025	1,957	25,920	—	240,000	—	267,877	—	267,877	3.6%
2026	1,907	—	—	240,000	—	241,907	24,358	266,265	2.2%
2027	1,904	3,690	195,000	—	—	200,594	—	200,594	3.6%
2028	766	16,600	—	—	—	17,366	—	17,366	4.8%
2029	804	—	—	—	—	804	—	804	—%
2030	844	—	200,000	—	—	200,844	—	200,844	3.4%
2031	560	2,850	—	—	—	3,410	—	3,410	5.2%
Net debt premiums / issuance costs	—	—	—	—	—	(16,297)	(1,196)	(17,493)	N/A
Finance leases	—	—	—	—	—	117	—	117	N/A
Total(2)	$23,927	$191,670	$395,000	$1,105,000	$—	$1,699,417	$29,577	$1,728,994	3.3%

				Weighted-Average
	Total Debt		Percent of Total Indebtedness	Effective Interest Rate(1)	Years to Maturity(2)
Fixed rate debt(1)	$1,540,597		88.2%	3.5%	5.6
Variable rate debt	175,000		10.0%	1.3%	3.5
Net debt premiums / issuance costs	(16,297)		N/A	N/A	N/A
Finance leases	117		N/A	N/A	N/A
Total consolidated debt	$1,699,417		98.2%	3.3%	4.2
Pro rata share of JV Debt	30,773	0.013	1.8%	3.2%	4.4
Net debt premiums / issuance costs of JV Debt	(1,196)		N/A	N/A	N/A
Total consolidated + JV debt	$1,728,994		100.0%	3.3%	4.2
(1)Excludes the impact of subsequent debt activity and includes the impact of $930 million of interest rate swaps with a weighted-average LIBOR swap rate of 2.0%; see detail on previous page.
(2)Excludes the impact of options to extend debt maturities.

Phillips Edison & Company	27

Debt Covenants Unaudited, dollars in thousands

UNSECURED CREDIT FACILITY AND TERM LOANS DUE 2022, 2023, 2024, AND 2025

	Covenant	September 30, 2021

LEVERAGE RATIO
Total Indebtedness		$1,794,016
Total Asset Value		$5,596,121
Leverage Ratio	=<60%	32.1%

SECURED LEVERAGE RATIO
Total Secured Indebtedness		$641,488
Total Asset Value		$5,596,121
Secured Leverage Ratio	=<35%	11.5%

FIXED CHARGE COVERAGE RATIO
Adjusted EBITDA		$301,753
Total Fixed Charges		$80,425
Fixed Charge Coverage Ratio	>1.5x	3.75x

MAXIMUM UNSECURED INDEBTEDNESS TO UNENCUMBERED ASSET VALUE
Total Unsecured Indebtedness		$1,152,528
Unencumbered Asset Value		$4,071,802
Unsecured Indebtedness to Unencumbered Asset Value	=<60%	28.3%

MINIMUM UNENCUMBERED NOI TO INTEREST EXPENSE
Unencumbered NOI		$257,843
Interest Expense for Unsecured Indebtedness		$43,248
Unencumbered NOI to Interest Expense	>=1.75x	5.96x

DIVIDEND PAYOUT RATIO
Distributions		$94,657
Funds From Operations		$243,696
Dividend Payout Ratio	<95%	38.8%

Note: Calculations are per covenant definitions as set forth in the applicable debt agreements.

Phillips Edison & Company	28

TRANSACTIONAL SUMMARY
Quarter Ended September 30, 2021

Disposition and Acquisition Summary Unaudited, dollars in thousands

DISPOSITIONS

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Disposition	Anchor
1/15/2021	Gleneagles outparcel	Memphis, TN	—	$1,688	100.0%	N/A
2/10/2021	Parkway Station	Warner Robins, GA	94,317	7,900	98.5%	Kroger
2/10/2021	Westin Centre	Fayetteville, NC	66,890	8,125	97.9%	Food Lion
2/10/2021	Bells Fork	Greenville, NC	71,666	9,250	95.7%	Harris Teeter
2/12/2021	High Point Village	Bellefontaine, OH	145,873	9,200	80.9%	Kroger
3/3/2021	Buckingham Square	Richardson, TX	64,073	8,250	92.5%	Walmart (shadow)
3/31/2021	Brook Park Plaza	Brook Park, OH	148,259	16,150	100.0%	Giant Eagle
4/16/2021	Rolling Hills	Tucson, AZ	114,102	14,825	97.5%	Fry's
4/20/2021	Landen Square	Maineville, OH	68,190	5,414	100.0%	Kroger (shadow)
5/14/2021	Heritage Oaks	Gridley, CA	94,542	9,850	74.3%	Safeway
5/27/2021	Powell Villa	Portland, OR	59,660	7,000	92.1%	City Maxx
5/28/2021	Hoke Crossing	Clayton, OH	8,600	2,095	100.0%	Walmart (shadow)
6/22/2021	Upper Deerfield Plaza	Bridgeton, NJ	115,300	8,900	93.9%	Aldi
6/29/2021	Atwater Marketplace	Atwater, CA	96,224	16,600	100.0%	Save Mart
7/9/2021	Ashland Junction	Ashland, VA	141,701	8,150	70.8%	Food Lion
7/28/2021	Port St. John	Port St. John, FL	75,840	7,800	100.0%	Winn-Dixie
8/6/2021	Western Square	Laurens, SC	86,764	2,000	33.5%	Bi-Lo (dark)
8/17/2021	Southern Hills Crossing	Kettering, OH	10,000	3,450	100.0%	Walmart (shadow)
9/3/2021	Northwoods outparcel	Taunton, MA	3,084	1,525	100.0%	N/A
9/9/2021	Portland Village	Portland, TN	80,650	7,800	94.2%	HG Hill
9/13/2021	The Village Shopping Center outparcel	Mooresville, IN	—	500	N/A	N/A
9/14/2021	Park View Square	Miramar, FL	70,471	15,680	91.6%	Winn-Dixie
9/16/2021	St. Johns Commons	Jacksonville, FL	71,352	16,100	100.0%	Winn-Dixie
Total dispositions			1,687,558	$188,252

Weighted-average cap rate		7.2%

ACQUISITIONS

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Acquisition	Anchor
1/26/2021	Cinco Ranch outparcel	Katy, TX	—	$1,000	N/A	N/A
2/4/2021	West Village Center	Chanhassen, MN	142,724	24,800	92.3%	Lunds & Byerlys
2/22/2021	Naperville Crossings outparcel	Naperville, IL	—	505	N/A	N/A
2/25/2021	Hickory Creek Plaza	Denton, TX	28,132	13,300	91.0%	Kroger (shadow)
5/7/2021	Raynham Station outparcel	Raynham, MA	—	585	N/A	N/A
8/20/2021	Fox Ridge Plaza	Centennial, CO	54,065	16,500	96.0%	King Soopers (shadow)
8/25/2021	Valrico Commons	Valrico, FL	138,433	31,761	92.6%	Publix
Total acquisitions			363,354	$88,451

Weighted-average cap rate		6.6%

Phillips Edison & Company	30

PORTFOLIO SUMMARY
Quarter Ended September 30, 2021

Wholly-Owned Portfolio Summary Unaudited, dollars and square feet in thousands (excluding per square foot amounts)

As of September 30, 2021

PORTFOLIO OVERVIEW:
Number of shopping centers	267
Number of states	31
Total GLA	30,443
Average shopping center GLA	114
Total ABR	$388,272
Total ABR from necessity-based goods and services(1)	72.2%
Percent of ABR from non-grocery anchors	13.5%
Percent of ABR from inline spaces	51.7%
GROCERY METRICS:
Percent of ABR from omni-channel grocery-anchored shopping centers	96.3%
Percent of ABR from grocery anchors	34.8%
Percent of occupied GLA leased to grocery Neighbors	48.1%
Grocer health ratio(2)	2.4%
Percent of ABR from centers with grocery anchors that are #1 or #2 by sales	87.1%
Average annual sales per square foot of reporting grocers	$611
LEASED OCCUPANCY AS A PERCENTAGE OF RENTABLE SQUARE FEET:
Total portfolio	95.6%
Anchor spaces	97.6%
Inline spaces	91.9%
AVERAGE REMAINING LEASE TERM (IN YEARS):(3)
Total portfolio	4.6
Grocery anchor spaces	4.8
Non-grocery anchor spaces	4.9
Inline spaces	4.0
PORTFOLIO RETENTION RATE:(4)
Total portfolio	88.3%
Anchor spaces	92.5%
Inline spaces	80.1%
AVERAGE ABR PER SQUARE FOOT:
Total portfolio	$13.33
Anchor spaces	$9.44
Inline spaces	$21.41
(1)Inclusive of our prorated portion of shopping centers owned through our unconsolidated joint ventures.
(2)Based on the most recently reported sales data available.
(3)The average remaining lease term in years is as of September 30, 2021. Including future options to extend the term of the lease, the average remaining lease term in years for our total portfolio, grocery anchors, non-grocery anchors and inline spaces is 21.0, 31.9, 15.9, and 7.9, respectively.
(4)For the nine months ended September 30, 2021.

Phillips Edison & Company	32

Neighbor Detail Unaudited

As of September 30, 2021
ESSENTIAL/NECESSITY RETAIL AND SERVICES
Grocery	34.8%
Medical/pharmacy	2.6%
Banks	2.4%
Dollar stores	2.3%
Pet supply	1.9%
Hardware/automotive	1.7%
Wine, beer, and liquor	1.4%
Other essential	2.7%
Total ABR from Essential/Necessity-based retail and services(1)	49.8%

OTHER NECESSITY
Quick service - restaurant	9.9%
Beauty and hair care	4.9%
Health care services	4.2%
Other necessity	3.4%
Total ABR from other necessity	22.4%

Total ABR from Necessity-based goods and services	72.2%

OTHER RETAIL STORES
Soft goods(2)	12.7%
Full service - restaurant	6.4%
Fitness and lifestyle services(3)	5.0%
Other retail(4)	3.7%
Total ABR from other retail stores	27.8%
Total ABR	100.0%
(1)Includes Neighbors that we believe are considered to be essential retail and service businesses but that may have temporarily closed due to decreases in foot traffic and customer patronage as a result of “stay-at-home” mandates and social distancing guidelines implemented in response to the COVID-19 pandemic.
(2)Includes ABR contributions of 2% from each of apparel/shoes/accessories, department stores, and home furnishings Neighbors.
(3)Includes ABR contribution of 3% from fitness Neighbors.
(4)Includes ABR contribution of 1% from entertainment Neighbors.

Phillips Edison & Company	33

Occupancy and ABR Unaudited

	Quarter Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

OCCUPANCY
Leased Basis
Anchor	97.6%	96.8%	97.3%	97.6%	98.3%
Inline	91.9%	90.6%	89.8%	88.9%	89.5%
Total leased occupancy	95.6%	94.7%	94.8%	94.7%	95.3%

Economic Basis
Anchor	96.6%	96.3%	97.0%	97.4%	98.2%
Inline	90.8%	89.7%	88.7%	88.1%	88.9%
Total economic occupancy	94.7%	94.1%	94.2%	94.2%	95.0%

ABR
Leased Basis - $
Anchor	$185,491	$185,346	$187,530	$189,439	$190,647
Inline	202,781	199,570	199,441	197,077	194,728
Total ABR	$388,272	$384,916	$386,971	$386,516	$385,375

Leased Basis - PSF
Anchor	$9.44	$9.41	$9.34	$9.27	$9.25
Inline	$21.41	$21.10	$20.82	$20.59	$20.21
Total ABR PSF	$13.33	$13.21	$13.05	$12.88	$12.74

Phillips Edison & Company	34

Top 25 Neighbors by ABR Dollars and square footage amounts in thousands

			Number of Locations
	Neighbor	Banners Leased at PECO Centers	Wholly-Owned	Joint Ventures	ABR(1)	% ABR(1)	Leased SF(1)
1	Kroger	Kroger, Ralphs, Smith’s, King Soopers, Fry's Food Stores, Quality Food Centers, Harris Teeter, Pick ‘n Save, Mariano’s, Food 4 Less	53	6	$25,830	6.6%	3,244
2	Publix	Publix	48	9	23,145	5.9%	2,304
3	Ahold Delhaize	Giant, Stop & Shop, Food Lion, Martin's	22	—	17,113	4.4%	1,204
4	Albertsons-Safeway	Albertsons, Safeway, Vons, Jewel-Osco, Shaw's Supermarket, Tom Thumb, United Supermarkets, Market Street United	27	2	16,804	4.3%	1,599
5	Walmart	Walmart	13	—	8,933	2.3%	1,770
6	Giant Eagle	Giant Eagle	10	1	7,924	2.0%	828
7	TJX Companies	T.J. Maxx, HomeGoods, Marshalls, Sierra Trading	15	1	5,205	1.3%	445
8	Sprouts Farmers Market	Sprouts Farmers Market	11	—	5,000	1.3%	334
9	Raley's	Raley's	4	—	3,884	1.0%	253
10	Dollar Tree	Dollar Tree, Family Dollar	33	4	3,448	0.9%	351
11	SUPERVALU	Cub Foods	5	—	3,209	0.8%	336
12	Subway Group	Subway	71	4	2,633	0.7%	106
13	Anytime Fitness, Inc.	Anytime Fitness	32	2	2,598	0.7%	166
14	Schnucks	Schnucks	4	—	2,545	0.6%	249
15	Lowe's	Lowe's	3	1	2,470	0.6%	369
16	Kohl's Corporation	Kohl's	4	—	2,241	0.6%	365
17	Food 4 Less (PAQ)	Food 4 Less	2	—	2,215	0.6%	118
18	Save Mart	Save Mart Supermarkets, FoodMaxx, Lucky Supermarkets	5	—	2,174	0.6%	258
19	Petco Animal Supplies, Inc.	Petco	10	1	2,130	0.5%	127
20	Big Y	Big Y	2	1	2,022	0.5%	115
21	Wells Fargo Financial	Wells Fargo Bank	16	1	2,018	0.5%	50
22	Price Chopper	Price Chopper	3	—	1,938	0.5%	204
23	Sentinel Capital Partners, LLC	Pet Supplies Plus, Fazoli's	17	—	1,908	0.4%	134
24	H&R Block, Inc.	H&R Block	51	2	1,872	0.4%	93
25	United Parcel Service	The UPS Store	52	8	1,864	0.4%	75
	Total		513	43	$151,123	38.4%	15,097
(1)Includes the prorated portion owned through our joint ventures.

Phillips Edison & Company	35

Neighbors by Type and Industry(1)(2) Unaudited

Leased Square Feet
by Neighbor Type
National &
Regional:
35.3%
Grocery
Anchor:
48.1%
Local: 16.6%

ABR
by Neighbor Type
Grocery
Anchor:
34.8%
National &
Regional:
40.4%
Local:
24.8%

Leased Square Feet
by Neighbor Industry
Grocery Anchor: 48.1%
Retail Stores: 24.7%
Services: 18.0%
Restaurant: 9.2%

ABR by Neighbor Industry

Retail Stores: 22.3%
Services: 26.6%
Restaurant: 16.3%
Grocery Anchor: 34.8%

(1)We define national Neighbors as those Neighbors that operate in at least three states. Regional Neighbors are defined as those Neighbors that have at least three locations in fewer than three states.
(2)Includes the prorated portion owned through our joint ventures.

Phillips Edison & Company	36

Properties by State(1) Dollars and square footage amounts in thousands (excluding per square foot amounts)

State	ABR	% ABR	ABR / Leased SF	GLA	% GLA	% Leased	Number of Properties
Florida	$49,427	12.6%	$13.10	4,025	13.1%	93.7%	50
California	39,641	10.1%	19.39	2,129	7.0%	96.0%	24
Georgia	35,257	9.0%	12.58	2,842	9.2%	98.6%	29
Texas	32,386	8.3%	16.05	2,140	6.9%	94.3%	18
Ohio	25,990	6.6%	10.36	2,603	8.5%	96.3%	21
Illinois	23,206	5.9%	15.15	1,634	5.3%	93.7%	14
Colorado	19,374	4.9%	16.24	1,216	3.9%	98.1%	11
Virginia	17,398	4.5%	14.87	1,212	3.9%	96.5%	12
Massachusetts	15,728	4.0%	14.02	1,167	3.8%	96.1%	10
Minnesota	13,611	3.5%	13.05	1,067	3.5%	97.7%	11
Pennsylvania	12,244	3.1%	11.80	1,087	3.5%	95.4%	7
South Carolina	10,373	2.6%	9.19	1,220	4.0%	92.6%	10
Arizona	9,504	2.4%	13.52	736	2.4%	95.5%	6
Wisconsin	9,496	2.4%	10.13	944	3.1%	99.2%	8
Maryland	9,185	2.3%	20.01	468	1.5%	98.2%	4
North Carolina	7,494	1.9%	12.03	659	2.1%	94.6%	10
Michigan	6,686	1.7%	9.36	724	2.4%	98.7%	5
Indiana	6,638	1.7%	8.45	832	2.7%	94.4%	5
Tennessee	5,854	1.5%	8.64	692	2.2%	97.9%	4
Connecticut	5,573	1.4%	13.79	419	1.4%	96.5%	4
New Mexico	5,343	1.4%	14.11	404	1.3%	93.8%	3
Kentucky	4,934	1.3%	9.97	502	1.6%	98.7%	3
Oregon	4,740	1.2%	15.24	314	1.0%	99.1%	4
Kansas	4,715	1.2%	11.29	452	1.5%	92.4%	4
Nevada	4,466	1.1%	20.56	217	0.7%	100.0%	2
New Jersey	4,008	1.0%	24.89	161	0.5%	100.0%	1
Iowa	2,875	0.7%	9.01	360	1.2%	88.8%	3
Washington	2,753	0.7%	15.93	173	0.6%	100.0%	2
Missouri	2,068	0.5%	14.74	222	0.7%	63.3%	2
New York	1,746	0.4%	10.91	163	0.5%	97.9%	1
Utah	450	0.1%	30.96	15	—%	100.0%	1
Total	$393,163	100.0%	$13.35	30,799	100.0%	95.7%	289
(1)Includes the prorated portion owned through our joint ventures.

Phillips Edison & Company	37

New, Renewal, and Option Lease Summary Unaudited, dollars and square footage amounts in thousands (excluding per square foot amounts)

							Comparable Only
	Number of Leases Signed	GLA	ABR	ABR PSF(1)	Weighted-Average Lease Term (Years)	Cost of TI/TIA PSF(2)	Number of Leases	Increase in ABR PSF	Rent Spread %

TOTAL - NEW, RENEWAL, AND OPTION LEASES
Q3 2021	268	1,405	$20,254	$14.42	6.3	$6.32	185	$0.94	7.1%
Q2 2021	298	1,390	19,233	13.84	5.9	5.74	231	1.02	8.5%
Q1 2021	316	1,445	19,592	13.56	5.8	6.59	232	0.89	7.5%
Q4 2020	248	1,080	17,200	15.92	6.5	10.17	169	0.79	5.0%
Q3 2020	230	1,337	17,654	13.21	5.4	4.95	150	0.51	4.2%

NEW LEASES
Q3 2021	140	551	$9,172	$16.63	8.6	$16.23	57	$2.83	14.1%
Q2 2021	124	341	6,338	18.57	7.2	20.52	57	2.91	18.5%
Q1 2021	153	467	8,120	17.39	8.0	19.65	70	1.92	12.4%
Q4 2020	124	409	7,045	17.23	7.4	27.69	48	1.25	6.3%
Q3 2020	111	302	5,181	17.15	6.6	23.78	34	1.81	8.2%

RENEWAL LEASES
Q3 2021	97	334	$6,201	$18.56	5.4	$0.47	97	$1.51	8.9%
Q2 2021	155	528	8,773	16.62	5.4	0.63	155	1.23	8.0%
Q1 2021	137	347	7,221	20.80	3.8	1.33	136	1.56	8.0%
Q4 2020	105	411	7,127	17.33	5.6	1.91	102	0.93	5.2%
Q3 2020	90	326	5,049	15.49	4.5	1.82	87	0.61	4.1%

OPTION LEASES
Q3 2021	31	520	$4,881	$9.40	5.0	$—	31	$0.15	1.6%
Q2 2021	19	521	4,122	7.91	5.4	1.05	19	0.25	3.3%
Q1 2021	26	631	4,251	6.74	5.4	—	26	0.23	3.5%
Q4 2020	19	260	3,028	11.65	5.0	—	19	0.39	3.5%
Q3 2020	29	709	7,424	10.48	4.9	—	29	0.36	3.6%
(1)Per square foot amounts may not recalculate exactly based on other amounts presented within the table due to rounding.
(2)Excludes landlord work.

Phillips Edison & Company	38

Lease Expirations(1) Unaudited, square footage amounts in thousands

	Number of Leases	GLA Expiring	% of Leased GLA(2)	ABR PSF	% of ABR

TOTAL LEASES
MTM	72	148	0.5%	$14.99	0.6%
2021	111	390	1.3%	12.97	1.3%
2022	649	2,607	8.8%	13.79	9.1%
2023	711	3,933	13.3%	13.32	13.3%
2024	808	4,412	15.0%	12.91	14.5%
2025	699	4,465	15.2%	12.67	14.4%
2026	749	4,364	14.8%	13.73	15.2%
2027	336	2,433	8.3%	12.60	7.8%
2028	240	1,609	5.5%	13.54	5.5%
2029	160	1,507	5.1%	13.57	5.2%
2030	116	1,067	3.6%	15.10	4.1%
2031 +	285	2,526	8.6%	13.85	9.0%
Total leases	4,936	29,461	100.0%	$13.34	100.0%

ANCHOR LEASES
MTM	1	12	—%	$—	—%
2021	5	179	0.6%	4.52	0.2%
2022	40	1,359	4.6%	8.49	2.9%
2023	68	2,576	8.7%	9.40	6.2%
2024	81	2,867	9.7%	8.75	6.4%
2025	85	3,242	11.0%	9.02	7.4%
2026	79	2,941	10.0%	9.97	7.5%
2027	50	1,758	6.0%	8.92	4.0%
2028	25	1,121	3.8%	9.22	2.6%
2029	28	1,157	3.9%	10.82	3.2%
2030	19	781	2.7%	12.53	2.5%
2031 +	56	1,890	6.4%	10.30	4.8%
Anchor leases	537	19,883	67.4%	$9.46	47.7%

INLINE LEASES
MTM	71	136	0.5%	$16.22	0.6%
2021	106	211	0.7%	20.07	1.1%
2022	609	1,248	4.2%	19.57	6.2%
2023	643	1,357	4.6%	20.81	7.1%
2024	727	1,545	5.3%	20.63	8.1%
2025	614	1,223	4.2%	22.36	7.0%
2026	670	1,423	4.8%	21.50	7.7%
2027	286	675	2.3%	22.19	3.8%
2028	215	488	1.7%	23.47	2.9%
2029	132	350	1.2%	22.66	2.0%
2030	97	286	0.9%	22.17	1.6%
2031 +	229	636	2.2%	24.43	4.2%
Inline leases	4,399	9,578	32.6%	$21.42	52.3%
(1)Statistics include our wholly-owned properties and the prorated portion owned through our unconsolidated joint ventures.
(2)Percentage amounts may not recalculate exactly based on other amounts presented within the table due to rounding.

Phillips Edison & Company	39

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
51st & Olive Square	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1975 / 2007	88,225	100.0%	$874	$9.91	Fry's Food Stores	N/A
Alameda Crossing	Avondale, AZ	100%	Phoenix-Mesa-Chandler, AZ	2006	141,702	98.0%	2,370	16.73	Sprouts Farmers Market	JOANN; Uptown Jungle; Big 5 Sporting Goods
Arcadia Plaza	Phoenix, AZ	100%	Phoenix-Mesa-Chandler, AZ	1980	63,637	94.5%	1,318	20.71	Sprouts Farmers Market	N/A
Broadway Plaza	Tucson, AZ	100%	Tucson, AZ	1982 / 1995	84,298	83.4%	1,154	13.69	Sprouts Farmers Market	N/A
Southern Palms	Tempe, AZ	100%	Phoenix-Mesa-Chandler, AZ	1982	257,739	97.6%	3,039	11.79	Sprouts Farmers Market	Goodwill; Southwest Institute of Healing Arts; Habitat for Humanity ReStore; Planet Fitness; AutoZone
Sunburst Plaza	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1970	100,437	93.4%	748	7.45	Fry's Food Stores	Retail Mayhem
Antelope Marketplace	Antelope, CA	20%	Sacramento-Roseville-Folsom, CA	1992	115,522	96.8%	2,074	17.95	Bel Air Market	24 Hour Fitness
Atwater Marketplace(1)	Atwater, CA	100%	N/A		0	—%	—	—	N/A	N/A
Boronda Plaza	Salinas, CA	100%	Salinas, CA	2003 / 2006	93,071	100.0%	2,165	23.26	Food 4 Less	N/A
Broadway Pavilion	Santa Maria, CA	100%	Santa Maria-Santa Barbara, CA	1987	142,944	89.9%	1,979	13.84	Food Maxx	Idler's Home; Party City
Central Valley Marketplace	Ceres, CA	100%	Modesto, CA	2005	82,397	100.0%	1,784	21.65	Food 4 Less	N/A
Commonwealth Square	Folsom, CA	100%	Sacramento-Roseville-Folsom, CA	1987	141,310	97.0%	1,967	13.92	Raley's	N/A
Contra Loma Plaza	Antioch, CA	100%	San Francisco-Oakland-Berkeley, CA	1989	74,616	91.8%	725	9.72	Lucky Supermarkets	N/A
Del Paso Marketplace	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	2006	59,796	91.7%	1,359	22.73	Sprouts Farmers Market	N/A
Driftwood Village	Ontario, CA	100%	Riverside-San Bernardino-Ontario, CA	1985	95,421	100.0%	1,747	18.31	Food 4 Less	N/A
Herndon Place	Fresno, CA	100%	Fresno, CA	2005	95,370	95.8%	1,510	15.83	Save Mart Supermarkets	N/A
Laguna 99 Plaza	Elk Grove, CA	100%	Sacramento-Roseville-Folsom, CA	1992	89,188	100.0%	1,803	20.22	Walmart Neighborhood Market	California Backyard
North Point Landing	Modesto, CA	100%	Modesto, CA	1964 / 2008	152,769	96.5%	2,249	14.72	Walmart	N/A
Quartz Hill Towne Centre	Lancaster, CA	100%	Los Angeles-Long Beach-Anaheim, CA	1991 / 2012	110,306	98.6%	1,799	16.31	Vons	CVS
Red Maple Village	Tracy, CA	100%	Stockton, CA	2009	97,591	100.0%	2,546	26.09	Raley's	N/A
Riverlakes Village	Bakersfield, CA	100%	Bakersfield, CA	1997	92,212	98.7%	1,775	19.25	Vons	N/A

Phillips Edison & Company	40

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Rocky Ridge Town Center	Roseville, CA	100%	Sacramento-Roseville-Folsom, CA	1996	93,337	95.7%	$2,626	$28.13	Sprouts Farmers Market	BevMo!
Shasta Crossroads	Redding, CA	100%	Redding, CA	1989 / 2016	121,256	80.7%	1,786	14.73	Food Maxx	N/A
Sierra Del Oro Towne Centre	Corona, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	110,681	95.4%	2,019	18.24	Ralphs	Dollar Tree
Sierra Vista Plaza	Murrieta, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	80,259	91.7%	1,722	21.46	Stater Bros Markets (shadow)	CVS
Sterling Pointe Center	Lincoln, CA	100%	Sacramento-Roseville-Folsom, CA	2004	136,020	98.4%	2,895	21.28	Raley's	N/A
Village One Plaza	Modesto, CA	100%	Modesto, CA	2007	105,658	98.8%	2,421	22.91	Raley's	N/A
Vineyard Center	Templeton, CA	100%	San Luis Obispo-Paso Robles, CA	2007	21,117	100.0%	609	28.84	Trader Joe's	N/A
West Acres Shopping Center	Fresno, CA	100%	Fresno, CA	1990	83,414	100.0%	872	10.45	Food Maxx	N/A
Windmill Marketplace	Clovis, CA	100%	Fresno, CA	2001	27,486	100.0%	868	31.58	Save Mart (shadow)	N/A
Broadlands Marketplace	Broomfield, CO	100%	Denver-Aurora-Lakewood, CO	2002	103,883	98.3%	1,177	11.33	Safeway	N/A
Foxridge Plaza	Centennial, CO	100%	Denver-Aurora-Lakewood, CO	1983	53,989	96.0%	1,158	$21.45	Kings Soopers (shadow)	N/A
Fairfield Commons	Lakewood, CO	100%	Denver-Aurora-Lakewood, CO	1985	143,276	100.0%	2,737	19.10	Sprouts Farmers Market	T.J.Maxx; Planet Fitness; Aaron's
Golden Town Center	Golden, CO	100%	Denver-Aurora-Lakewood, CO	1993 / 2003	117,882	98.7%	1,750	14.85	King Soopers	N/A
Kipling Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	1983 / 2009	90,124	96.9%	1,237	13.73	Safeway	N/A
Meadows on the Parkway	Boulder, CO	100%	Boulder, CO	1989	213,077	96.9%	3,660	17.18	Safeway	Walgreens; Dollar Tree; Regus
Nor'Wood Shopping Center	Colorado Springs, CO	100%	Colorado Springs, CO	2003	73,082	100.0%	1,091	14.93	Safeway	N/A
Roxborough Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	2005	101,622	97.7%	1,409	13.87	Safeway	N/A
Thompson Valley Towne Center	Loveland, CO	100%	Fort Collins, CO	1999	125,122	96.3%	2,076	16.59	King Soopers	Thompson Valley Liquor
Westwoods Shopping Center	Arvada, CO	100%	Denver-Aurora-Lakewood, CO	2003	90,855	100.0%	1,345	14.80	King Soopers	N/A
Wheat Ridge Marketplace	Wheat Ridge, CO	100%	Denver-Aurora-Lakewood, CO	1996	103,438	98.5%	1,732	16.74	Safeway	N/A
Everybody's Plaza	Cheshire, CT	100%	New Haven-Milford, CT	1960 / 2005	50,905	98.2%	953	18.72	Big Y	N/A
Montville Commons	Montville, CT	100%	Norwich-New London, CT	2007	114,916	98.3%	1,698	14.78	Stop & Shop	N/A
Stop & Shop Plaza	Enfield, CT	100%	Hartford-East Hartford-Middletown, CT	1988 / 1998	124,218	96.9%	1,890	15.22	Stop & Shop	N/A

Phillips Edison & Company	41

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Willimantic Plaza	Willimantic, CT	100%	Worcester, MA-CT	1968 / 1990	128,766	93.9%	1,032	8.01	BJ's Wholesale Club	Ocean State Job Lot
Alico Commons	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2009	100,734	94.6%	$1,160	$11.52	Publix	Non Stop Fitness
Barclay Place Shopping Center	Lakeland, FL	100%	Lakeland-Winter Haven, FL	1989	84,899	98.4%	863	10.17	Save-A-Lot	Bob's Carpet Mart; Wild Greg's Saloon
Bloomingdale Hills	Riverview, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002 / 2012	78,442	100.0%	750	9.56	Walmart Neighborhood Market	N/A
Breakfast Point Marketplace	Panama City Beach, FL	100%	Panama City, FL	2009 / 2010	97,938	100.0%	1,452	14.83	Publix	Office Depot
Broadway Promenade	Sarasota, FL	100%	North Port-Sarasota-Bradenton, FL	2007	49,271	88.7%	762	15.47	Publix	N/A
ChampionsGate Village	Davenport, FL	100%	Orlando-Kissimmee-Sanford, FL	2001	62,699	100.0%	942	15.02	Publix	N/A
Cocoa Commons	Cocoa, FL	100%	Palm Bay-Melbourne-Titusville, FL	1986	90,116	95.1%	1,055	11.71	Publix	N/A
Colonial Promenade	Winter Haven, FL	100%	Lakeland-Winter Haven, FL	1986 / 2008	280,228	100.0%	2,449	8.74	Walmart	N/A
Coquina Plaza	Southwest Ranches, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1998	91,120	98.0%	1,734	19.03	Publix	N/A
Crosscreek Village	St. Cloud, FL	100%	Orlando-Kissimmee-Sanford, FL	2008	69,660	100.0%	1,081	15.52	Publix	N/A
Crystal Beach Plaza	Palm Harbor, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2010	59,015	100.0%	1,050	17.79	Publix	N/A
Deerwood Lake Commons	Jacksonville, FL	14%	Jacksonville, FL	2003	67,528	96.7%	1,056	15.64	Publix	N/A
French Golden Gate	Bartow, FL	100%	Lakeland-Winter Haven, FL	1960 / 2011	140,379	91.6%	1,588	11.31	Publix	Bealls Outlet; Walgreens
Golden Eagle Village	Clermont, FL	100%	Orlando-Kissimmee-Sanford, FL	2011	64,051	93.6%	921	14.38	Publix	N/A
Goolsby Pointe	Riverview, FL	14%	Tampa-St. Petersburg-Clearwater, FL	2000	75,525	100.0%	1,143	15.13	Publix	N/A
Harbour Village	Jacksonville, FL	100%	Jacksonville, FL	2006	113,003	93.6%	1,769	15.65	The Fresh Market	Crunch Fitness; Lionshare Cowork
Heath Brook Commons	Ocala, FL	100%	Ocala, FL	2002	79,590	100.0%	1,041	13.08	Publix	N/A
Heron Creek Towne Center	North Port, FL	100%	North Port-Sarasota-Bradenton, FL	2001	64,664	100.0%	857	13.25	Publix	N/A
Island Walk Shopping Center	Fernandina Beach, FL	100%	Jacksonville, FL	1987 / 2012	213,656	91.4%	1,983	9.28	Publix	Bealls; Bealls Outlet/Home Centric; Staples

Phillips Edison & Company	42

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Kings Crossing	Sun City Center, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000 / 2018	75,020	100.0%	$1,187	$15.82	Publix	N/A
Lake Washington Crossing	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1987 / 2012	114,253	91.6%	1,388	12.15	Publix	BPC Plasma
Lakewood Plaza	Spring Hill, FL	14%	Tampa-St. Petersburg-Clearwater, FL	1993 / 1997	106,999	96.2%	1,341	12.53	Publix	JOANN
Lutz Lake Crossing	Lutz, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002	64,986	98.2%	874	13.45	Publix	N/A
Melbourne Village Plaza	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1987	127,705	94.8%	1,148	8.99	N/A	Old Time Pottery; Dollar Tree
MetroWest Village	Orlando, FL	100%	Orlando-Kissimmee-Sanford, FL	1990	106,857	98.6%	1,735	16.24	Publix	N/A
Oakhurst Plaza	Seminole, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1974 / 2001	51,502	85.8%	521	10.12	Publix	N/A
Ocean Breeze Plaza	Ocean Breeze, FL	100%	Port St. Lucie, FL	1993 / 2010	96,192	96.5%	1,518	15.78	Publix	Just Believe Recovery Center
Orange Grove Shopping Center	North Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	1999	68,865	100.0%	821	11.92	Publix	N/A
Ormond Beach Mall	Ormond Beach, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1967 / 2010	101,552	95.7%	1,242	12.23	Publix	Bealls Outlet; Dollar Floor; Dollar Tree
Park Place Plaza	Port Orange, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1984	87,056	96.9%	982	11.28	N/A	Bealls
Parsons Village	Seffner, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1983 / 1994	78,041	100.0%	976	12.51	Southeastern Grocers (shadow)	City Buffet; Family Dollar
Publix at Northridge	Sarasota, FL	14%	North Port-Sarasota-Bradenton, FL	2003	65,320	96.3%	1,167	17.87	Publix	N/A
Publix at Seven Hills	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1991 / 2006	72,590	100.0%	913	12.58	Publix	N/A
Publix at St. Cloud	St. Cloud, FL	14%	Orlando-Kissimmee-Sanford, FL	2003	78,779	100.0%	1,149	14.59	Publix	N/A
Rockledge Square	Rockledge, FL	100%	Palm Bay-Melbourne-Titusville, FL	1985	72,440	88.1%	619	8.55	Publix	Just a Dollar Floor
Sanibel Beach Place	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2003	74,286	92.5%	$773	$10.41	Publix	N/A
Shoppes at Glen Lakes	Weeki Wachee, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2008	66,600	100.0%	923	13.86	Publix	N/A

Phillips Edison & Company	43

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Shoppes of Lake Village	Leesburg, FL	100%	Orlando-Kissimmee-Sanford, FL	1987 / 1998	132,927	92.9%	1,671	12.57	Publix	Sproutfitters
Shoppes of Paradise Lakes	Miami, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1999	83,597	100.0%	1,374	16.44	Publix	N/A
South Oaks Shopping Center	Live Oak, FL	100%	N/A	1976 / 2000	94,441	98.4%	609	6.45	Publix	Bealls Outlet; Farmers Home Furniture
St. Charles Plaza	Davenport, FL	100%	Lakeland-Winter Haven, FL	2007	65,000	98.2%	1,002	15.42	Publix	N/A
St. Johns Plaza	Titusville, FL	14%	Palm Bay-Melbourne-Titusville, FL	1985	115,112	96.2%	1,197	10.40	Publix	Skate Now; Floor Factory; Dollar Tree
The Oaks	Hudson, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1981	166,145	33.1%	551	3.32	Save-A-Lot	Dollar Tree
Towne Centre at Wesley Chapel	Wesley Chapel, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000	69,425	100.0%	989	14.25	Winn-Dixie	N/A
Valrico Commons	Valrico, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1986 / 2011	138,433	95.1%	2,041	$14.74	Publix	Ross Dress for Less; Five Below
Vineyard Shopping Center	Tallahassee, FL	100%	Tallahassee, FL	2002	62,821	100.0%	749	11.92	Publix	N/A
West Creek Commons	Coconut Creek, FL	14%	Miami-Fort Lauderdale-Pompano Beach, FL	2003	58,537	95.8%	842	14.38	Publix	N/A
West Creek Plaza	Coconut Creek, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	2006 / 2013	37,616	81.8%	813	21.61	Publix (shadow)	N/A
Windover Square	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1984 / 2010	81,516	97.6%	1,182	14.50	Publix	Dollar Tree
Winter Springs Town Center	Winter Springs, FL	14%	Orlando-Kissimmee-Sanford, FL	2002	118,735	95.9%	1,903	16.03	Publix	The Zoo Health Club
Bartow Marketplace	Cartersville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	375,067	98.3%	2,623	6.99	Walmart	Lowe's
Bethany Village	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2001	81,674	96.1%	1,045	12.79	Publix	N/A
Butler Creek	Acworth, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1989	101,597	97.3%	1,282	12.62	Kroger	N/A
Dean Taylor Crossing	Suwanee, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2000	92,318	98.8%	1,199	12.99	Kroger	N/A
Evans Towne Centre	Evans, GA	100%	Augusta-Richmond County, GA-SC	1995	75,668	100.0%	$1,028	$13.59	Publix	N/A

Phillips Edison & Company	44

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Everson Pointe	Snellville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1999	81,428	100.0%	1,065	13.08	Kroger	N/A
Fairview Oaks	Ellenwood, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	77,052	100.0%	991	12.86	Kroger	N/A
Flynn Crossing	Alpharetta, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2004	95,002	95.2%	1,679	17.67	Publix	N/A
Grassland Crossing	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	90,906	96.8%	889	9.78	Kroger	N/A
Grayson Village	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	87,155	100.0%	1,219	13.99	Publix	N/A
Hamilton Mill Village	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	88,710	100.0%	1,302	14.68	Publix	N/A
Hamilton Ridge	Buford, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	90,996	100.0%	1,255	13.79	Kroger	N/A
Hickory Flat Commons	Canton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2008	113,995	98.7%	1,391	12.20	Kroger	N/A
Loganville Town Center	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	77,644	100.0%	1,016	13.09	Publix	N/A
Mableton Crossing	Mableton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	86,819	100.0%	1,106	12.74	Kroger	N/A
Macland Pointe	Marietta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1992	79,699	98.5%	923	11.58	Publix	N/A
Market Walk	Savannah, GA	100%	Savannah, GA	2014 / 2015	263,829	98.2%	3,637	13.79	Kroger	Dick's Sporting Goods; Guitar Center; West Marine
Mountain Crossing	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	96,884	96.4%	1,164	12.01	Kroger	N/A
Mountain Park Plaza	Roswell, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1988 / 2003	80,511	94.8%	928	11.53	Publix	N/A
Old Alabama Square	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	102,867	98.5%	2,194	21.33	The Fresh Market	Walgreens
Paradise Crossing	Lithia Springs, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	67,470	100.0%	879	13.03	Publix	N/A

Phillips Edison & Company	45

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Richmond Plaza	Augusta, GA	14%	Augusta-Richmond County, GA-SC	1979	174,075	92.2%	$1,621	$8.34	N/A	Ashley HomeStore and Ashley Outlet; JOANN; Harbor Freight Tools; Chuck E. Cheese; Chow Time Buffet & Grill
Rivermont Station	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	124,373	96.2%	1,646	13.23	Kroger	Kids Empire
Shiloh Square Shopping Center	Kennesaw, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996 / 2003	136,920	100.0%	1,713	12.51	Kroger	You Fit Health Clubs
Shops at Westridge	McDonough, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2006	72,420	100.0%	1,154	15.93	Publix	N/A
Southampton Village	Tyrone, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2003	77,894	98.1%	962	12.35	Publix	N/A
Spivey Junction	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1998	81,475	100.0%	1,045	12.83	Kroger	N/A
Village At Glynn Place	Brunswick, GA	100%	Brunswick, GA	1992	111,924	100.0%	1,288	11.51	Publix	Goodwill
Villages at Eagles Landing	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	67,019	100.0%	879	13.12	Publix	N/A
CitiCentre Plaza	Carroll, IA	100%	Carroll, IA	1991 / 1995	63,518	88.8%	425	6.69	Hy-Vee	N/A
Duck Creek Plaza	Bettendorf, IA	100%	Davenport-Moline-Rock Island, IA-IL	2005 / 2006	134,229	75.2%	1,534	11.43	Schnucks	N/A
Southgate Shopping Center	Des Moines, IA	100%	Des Moines-West Des Moines, IA	1972 / 2013	161,792	100.0%	916	5.66	Hy-Vee	Planet Fitness; Jay's CD & Hobby; Goodwill; Dollar General
Baker Hill	Glen Ellyn, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1998	135,355	95.0%	1,946	14.38	Pete's Fresh Market	N/A
Brentwood Commons	Bensenville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1981 / 2001	125,497	92.5%	1,615	12.87	Jewel-Osco	Dollar Tree
Burbank Plaza	Burbank, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1972 / 1995	99,453	100.0%	1,119	11.25	Jewel-Osco	dd's Discounts
College Plaza	Normal, IL	100%	Bloomington, IL	2002	175,741	100.0%	2,047	11.65	N/A	Bed Bath & Beyond; Ross Dress for Less; Office Depot; Michaels; Shoe Carnival; Sierra Trading Co.; Petco
Heritage Plaza	Carol Stream, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1988	128,870	96.9%	1,639	12.72	Jewel-Osco	Charter Fitness
Hilander Village	Roscoe, IL	100%	Rockford, IL	1994	118,691	95.4%	$1,089	$9.18	Schnucks	N/A

Phillips Edison & Company	46

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hoffman Village	Hoffman Estates, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	1987	159,443	93.3%	2,689	16.86	Mariano's	Goodwill; Los Fernandez Taqueria
Naperville Crossings	Naperville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2007 / 2016	151,203	90.4%	3,916	25.90	ALDI	N/A
Oak Mill Plaza	Niles, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1977	151,986	82.7%	1,724	11.34	Jewel-Osco	N/A
Rolling Meadows Shopping Center	Rolling Meadows, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	2010	130,212	92.7%	1,348	10.35	Jewel-Osco	Northwest Community Hospital; Dollar Tree
Savoy Plaza	Savoy, IL	100%	Champaign-Urbana, IL	1999 / 2007	140,624	97.9%	1,733	12.32	Schnucks	Goodwill; Friar Tuck Beverages
Shorewood Crossing	Shorewood, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2005	173,981	96.2%	2,458	14.13	Mariano's	Marshalls; Staples; Petco; Party City
The Shoppes at Windmill Place	Batavia, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1991 / 1997	122,176	91.2%	1,630	13.34	Jewel-Osco	N/A
The Shops of Uptown	Park Ridge, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2006	70,402	80.6%	1,725	24.50	Trader Joe's	N/A
Dyer Town Center	Dyer, IN	100%	Chicago-Naperville-Elgin, IL-IN-WI	2004 / 2005	102,415	98.7%	1,803	17.60	Jewel-Osco	N/A
Lafayette Square	Lafayette, IN	100%	Lafayette-West Lafayette, IN	1963 / 2001	250,314	82.0%	1,274	5.09	N/A	Rural King Supply; Big Lots
Riverplace Centre	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1992	74,189	100.0%	733	9.88	Kroger	N/A
The Village Shopping Center	Mooresville, IN	100%	Indianapolis-Carmel-Anderson, IN	1965 / 1997	155,502	100.0%	875	5.63	Kroger	Black Friday - The Shopping Network; Mooresville Discount Mattress Outlet & More; Family Dollar; Player's Performance Factory
Town & Country Shopping Center	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1998	249,833	100.0%	1,954	7.82	Walmart	Staples; Dollar Tree
Emporia West Plaza	Emporia, KS	100%	Emporia, KS	1980 / 2000	75,703	69.8%	345	4.56	N/A	Tractor Supply
Falcon Valley	Lenexa, KS	100%	Kansas City, MO-KS	2008 / 2009	76,784	100.0%	1,047	13.64	Price Chopper	N/A
Quivira Crossings	Overland Park, KS	100%	Kansas City, MO-KS	1997	123,198	96.3%	1,466	11.90	Price Chopper	N/A
Wyandotte Plaza	Kansas City, KS	100%	Kansas City, MO-KS	1961 / 2015	176,392	96.1%	1,857	10.53	Price Chopper	Marshalls; PetSmart; Dollar Tree
Central Station	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	2005 / 2007	152,463	98.3%	$1,491	$9.78	Kroger	Planet Fitness

Phillips Edison & Company	47

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Meadowthorpe Manor Shoppes	Lexington, KY	100%	Lexington-Fayette, KY	1989 / 2008	114,801	100.0%	996	8.68	Kroger	N/A
Town Fair Center	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	1988 / 1994	234,291	98.4%	2,447	10.44	N/A	Malibu Jack's; Staples; Michaels; Petco; Tuesday Morning
Atlantic Plaza	North Reading, MA	100%	Boston-Cambridge-Newton, MA-NH	1959 / 1973	126,384	98.8%	1,910	15.11	Stop & Shop	Cowabungas; One Stop Liquors
Carriagetown Marketplace	Amesbury, MA	100%	Boston-Cambridge-Newton, MA-NH	2000	96,472	94.4%	1,653	17.13	Stop & Shop	N/A
Cushing Plaza	Cohasset, MA	14%	Boston-Cambridge-Newton, MA-NH	1997	74,773	97.9%	1,273	17.02	Shaw's Supermarket	Walgreens
Five Town Plaza	Springfield, MA	100%	Springfield, MA	1970 / 2013	326,837	97.6%	4,015	12.28	Big Y	Burlington Coat Factory; Big Lots; Best Fitness
Highlands Plaza	Easton, MA	20%	Providence-Warwick, RI-MA	2005	112,869	95.8%	1,929	17.09	Big Y	T.J.Maxx
Northwoods Crossing	Taunton, MA	100%	Providence-Warwick, RI-MA	2003 / 2010	156,478	100.0%	1,940	12.40	BJ's Wholesale Club	Tractor Supply; Dollar Tree
Shaw's Plaza Easton	Easton, MA	100%	Providence-Warwick, RI-MA	1984 / 2004	104,923	100.0%	1,326	12.64	Shaw's Supermarket	Walgreens
Shaw's Plaza Hanover	Hanover, MA	100%	Boston-Cambridge-Newton, MA-NH	1994 / 2000	57,181	100.0%	832	14.55	Shaw's Supermarket	N/A
Shaw's Plaza Raynham	Raynham, MA	100%	Providence-Warwick, RI-MA	1965 / 1998	175,843	95.9%	2,516	14.31	Shaw's Supermarket	Marshalls; JOANN; PetSmart; CVS
Sudbury Crossing	Sudbury, MA	100%	Boston-Cambridge-Newton, MA-NH	1984	89,952	75.3%	973	10.82	Sudbury Farms (shadow)	T.J.Maxx; The Goddard School
Burwood Village Center	Glen Burnie, MD	100%	Baltimore-Columbia-Towson, MD	1971	105,834	100.0%	1,830	17.29	Food Lion	Dollar General; CVS
Collington Plaza	Bowie, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	1996	121,955	100.0%	2,559	20.98	Giant	N/A
LaPlata Plaza	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2007	123,760	96.1%	2,473	19.98	Safeway	Petco
Rosewick Crossing	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2008	115,972	96.8%	$2,323	$20.03	Giant	N/A

Phillips Edison & Company	48

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Bear Creek Plaza	Petoskey, MI	100%	N/A	1998 / 2009	311,920	100.0%	2,076	6.66	Walmart	Marshalls; OfficeMax; HomeGoods; JOANN; Goodwill
Cherry Hill Marketplace	Westland, MI	100%	Detroit-Warren-Dearborn, MI	1992 / 2000	120,568	97.1%	1,431	11.87	Kroger	Ace Hardware; CVS
Livonia Plaza	Livonia, MI	100%	Detroit-Warren-Dearborn, MI	1988	137,205	98.6%	1,644	11.98	Kroger	T.J.Maxx
Milan Plaza	Milan, MI	100%	Ann Arbor, MI	1960 / 1975	61,357	100.0%	363	5.92	Kroger	Ace Hardware
Orchard Square	Washington Township, MI	100%	Detroit-Warren-Dearborn, MI	1999	92,450	96.0%	1,171	12.67	Kroger	N/A
12 West Marketplace	Litchfield, MN	100%	N/A	1989	82,911	100.0%	360	4.34	Econofoods	Running's Farm and Fleet
Albertville Crossing	Albertville, MN	14%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	99,013	98.4%	1,293	13.06	Coborn's	N/A
Cahill Plaza	Inver Grove Heights, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1995	69,000	97.0%	650	9.42	Cub Foods	N/A
Crossroads of Shakopee	Shakopee, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1998	140,949	98.2%	2,016	14.30	Cub Foods	N/A
Hastings Marketplace	Hastings, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	97,535	100.0%	1,274	13.06	Cub Foods	N/A
New Prague Commons	New Prague, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2008	68,615	100.0%	1,059	15.43	Coborn's	N/A
Normandale Village	Bloomington, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1973	140,400	92.7%	1,611	11.47	Lunds & Byerlys	Ace Hardware
Northstar Marketplace	Ramsey, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2004	96,356	98.9%	1,501	15.58	Coborn's	N/A
Savage Town Square	Savage, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2003	87,181	100.0%	1,270	14.57	Cub Foods	N/A
Waterford Park Plaza	Plymouth, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989	127,572	100.0%	1,617	12.68	Cub Foods	Tuesday Morning
West Village Center	Chanhassen, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1994	142,724	94.2%	2,072	14.52	Lunds & Byerlys	OfficeMax
South Oaks Plaza	St. Louis, MO	100%	St. Louis, MO-IL	1969 / 1987	112,300	28.8%	421	3.75	N/A	Michaels; Walgreens
Southfield Center	St. Louis, MO	100%	St. Louis, MO-IL	1987	109,397	98.7%	$1,647	$15.06	Schnucks	N/A
Chapel Hill North Center	Chapel Hill, NC	100%	Durham-Chapel Hill, NC	1998	96,290	92.5%	1,349	14.01	Harris Teeter	N/A

Phillips Edison & Company	49

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Crossroads Plaza	Asheboro, NC	100%	Greensboro-High Point, NC	1984	51,440	100.0%	376	7.31	Food Lion	N/A
Cureton Town Center	Waxhaw, NC	100%	Charlotte-Concord-Gastonia, NC-SC	2006	95,577	97.5%	1,833	19.18	Harris Teeter	N/A
Edgecombe Square	Tarboro, NC	100%	Rocky Mount, NC	1990	81,070	89.6%	347	4.28	Food Lion	Farmers Home Furniture
Harrison Pointe	Cary, NC	14%	Raleigh-Cary, NC	2002	137,847	94.9%	1,905	13.82	Harris Teeter	Staples
Lumina Commons	Wilmington, NC	100%	Wilmington, NC	1974 / 2007	80,772	97.2%	1,201	14.87	Harris Teeter	N/A
Northside Plaza	Clinton, NC	100%	N/A	1982	79,865	85.9%	541	6.77	Food Lion	Farmers Home Furniture
The Shoppes at Ardrey Kell	Charlotte, NC	14%	Charlotte-Concord-Gastonia, NC-SC	2008	82,119	100.0%	1,356	16.51	Harris Teeter	N/A
Tramway Crossing	Sanford, NC	100%	Sanford, NC	1996	62,382	100.0%	703	11.27	Food Lion	N/A
Windsor Center	Dallas, NC	100%	Charlotte-Concord-Gastonia, NC-SC	1974 / 1996	80,540	96.2%	687	8.53	N/A	Southern States Cooperative; Route 74 Fitness; CVS
Plaza 23	Pompton Plains, NJ	100%	New York-Newark-Jersey City, NY-NJ-PA	1963 / 1997	161,035	100.0%	4,008	24.89	Super Stop & Shop	T.J.Maxx; HomeGoods
Coronado Center	Santa Fe, NM	100%	Santa Fe, NM	1964	116,005	85.4%	1,641	14.15	Trader Joe's	New Mexico Bike N Sport; Party City; Dollar Tree
Pavilions at San Mateo	Albuquerque, NM	100%	Albuquerque, NM	1997	148,749	94.6%	2,286	15.37	Walmart Neighborhood Market	Shoe Show; Old Navy; Boofys Best for Pets; Dollar Tree
Plaza Farmington	Farmington, NM	100%	Farmington, NM	2004	139,063	100.0%	1,416	10.18	Safeway	T.J.Maxx; Best Buy; Petco
Green Valley Plaza	Henderson, NV	100%	Las Vegas-Henderson-Paradise, NV	1978 / 1982	89,332	100.0%	1,836	20.55	Trader Joe's	Dollar Tree; Big 5 Sporting Goods
Southwest Marketplace	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	2008	127,852	100.0%	2,630	20.57	Smith's	N/A
University Plaza	Amherst, NY	100%	Buffalo-Cheektowaga, NY	1980 / 1999	163,388	97.9%	1,746	10.69	Tops Markets	Amherst Theatre; DaVita Dialysis; NAPA Auto Parts
Beavercreek Towne Center	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	360,797	97.8%	3,346	9.27	Fresh Thyme	Lowe's; Kohl's; T.J.Maxx; Ashley Furniture HomeStore; JOANN; Shoe Carnival
East Side Square	Springfield, OH	100%	Springfield, OH	2007	8,400	75.0%	122	14.52	Walmart (shadow)	N/A
Fairfield Crossing	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	71,170	100.0%	$1,370	$19.25	Walmart (shadow)	Office Depot; Pet Supplies Plus

Phillips Edison & Company	50

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Fairlawn Town Centre	Fairlawn, OH	100%	Akron, OH	1962 / 1996	338,457	95.7%	4,256	12.57	Giant Eagle; Marc's	U.S. Post Office; Ashley Furniture HomeStore; HomeGoods; Lucky Shoes; Chuck E. Cheese; Pet Supplies Plus
Flag City Station	Findlay, OH	100%	Findlay, OH	1992	250,449	100.0%	1,439	5.75	Walmart	T.J.Maxx; PetSmart
Forest Park Square	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1988	92,824	96.8%	947	10.20	Kroger	N/A
Georgesville Square	Columbus, OH	14%	Columbus, OH	1996	270,045	97.4%	2,351	8.71	Kroger	Lowe's
Glenwood Crossing	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1999	101,021	98.2%	699	6.92	Kroger	Dollar Tree
Goshen Station	Goshen, OH	100%	Cincinnati, OH-KY-IN	1973 / 2003	53,802	100.0%	575	10.69	Kroger	N/A
Hartville Centre	Hartville, OH	100%	Canton-Massillon, OH	1988 / 2008	106,051	94.6%	1,174	11.07	Giant Eagle	N/A
Harvest Plaza	Akron, OH	100%	Akron, OH	1974 / 2000	75,866	100.0%	806	10.62	Giant Eagle	N/A
Lakewood City Center	Lakewood, OH	100%	Cleveland-Elyria, OH	1991	67,280	100.0%	1,107	16.45	Marc's	Pet Supplies Plus
Monfort Heights	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1987	54,920	100.0%	478	8.70	Kroger	N/A
Sheffield Crossing	Sheffield Village, OH	100%	Cleveland-Elyria, OH	1989	113,688	93.9%	1,442	12.68	Giant Eagle	N/A
Shoregate Town Center	Willowick, OH	100%	Cleveland-Elyria, OH	1958 / 2005	268,151	84.0%	1,872	6.98	Giant Eagle; Marc's	Planet Fitness; Ace Hardware; Dollar General; Pet Supplies Plus
Sidney Towne Center	Sidney, OH	100%	Sidney, OH	1981 / 2007	114,776	100.0%	569	4.96	Kroger	N/A
Snow View Plaza	Parma, OH	100%	Cleveland-Elyria, OH	1981	100,460	96.2%	1,257	12.51	Giant Eagle	Kumo Japanese
Southgate Center	Heath, OH	100%	Columbus, OH	1960 / 1997	212,180	98.2%	2,131	10.04	Giant Eagle	Licking County Humane Society; Dunham's Sports; Petco
Sulphur Grove	Huber Heights, OH	100%	Dayton-Kettering, OH	2004	19,570	100.0%	266	13.59	Walmart (shadow)	N/A
Town & Country Center	Hamilton, OH	100%	Cincinnati, OH-KY-IN	1950	79,896	100.0%	566	7.08	N/A	Bargain Hunt; Variety Surplus; AutoZone
Trader Joe's Center	Dublin, OH	100%	Columbus, OH	1986	75,661	97.9%	1,238	16.36	Trader Joe's	N/A
East Burnside Plaza	Portland, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1955 / 1999	38,363	100.0%	$755	$19.68	Quality Food Centers	N/A
Highland Fair	Gresham, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1984 / 1999	72,195	99.2%	976	13.52	Safeway	N/A

Phillips Edison & Company	51

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hilfiker Shopping Center	Salem, OR	100%	Salem, OR	1984 / 2011	38,558	100.0%	708	18.36	Trader Joe's	Petco
Sunset Shopping Center	Corvallis, OR	100%	Corvallis, OR	1998	164,796	98.6%	2,301	13.96	Safeway	BI-MART; The Car Pool Car Wash
Edgewood Towne Center	Edgewood, PA	100%	Pittsburgh, PA	1990	342,610	95.3%	4,098	11.96	Giant Eagle	Giant Eagle; Planet Fitness; Aaron's; BioLife Plasma Services; Citi Trends
Fairview Plaza	New Cumberland, PA	100%	York-Hanover, PA	1992 / 1999	71,979	97.8%	931	12.93	Giant	N/A
Northtowne Square	Gibsonia, PA	14%	Pittsburgh, PA	1993	113,372	100.0%	1,043	9.20	Giant Eagle	N/A
Orchard Plaza	Altoona, PA	100%	Altoona, PA	1987	83,438	81.3%	501	6.00	N/A	Big Lots
Palmer Town Center	Easton, PA	100%	Allentown-Bethlehem-Easton, PA-NJ	2005	153,085	93.3%	2,482	16.21	Giant	Marshalls
Townfair Center	Indiana, PA	100%	Indiana, PA	1995 / 2010	218,610	99.1%	2,051	9.38	Giant Eagle	Lowe's; Michaels
Yorktown Centre	Millcreek Township, PA	100%	Erie, PA	1989 / 2013	201,409	97.8%	2,035	10.10	Giant Eagle	Saint Vincent Hospital; A Bridge to Independence
Barnwell Plaza	Barnwell, SC	100%	N/A	1985	73,612	3.8%	23	0.31	N/A	N/A
Centerpoint	Easley, SC	100%	Greenville-Anderson, SC	2002	72,287	100.0%	894	12.37	Publix	N/A
East Pointe Plaza	Columbia, SC	100%	Columbia, SC	1990	278,687	95.5%	1,348	4.84	N/A	Southeastern Salvage Home Emporium; Ollie's Bargain Outlet; Surplus Warehouse; Planet Fitness; Harbor Freight Tools; Advance Auto Parts; Citi Trends
Hampton Village	Taylors, SC	100%	Greenville-Anderson, SC	1959 / 1998	133,688	98.9%	1,675	12.53	Publix	Burkes Outlet
Murray Landing	Columbia, SC	100%	Columbia, SC	2003	68,798	100.0%	1,024	14.88	Publix	N/A
North Pointe Plaza	North Charleston, SC	100%	Charleston-North Charleston, SC	1996	373,520	100.0%	2,299	6.15	Walmart	Rooms To Go Kids; Dollar Tree; Atlantic Bedding & Furniture; Petco; City Gear
Palmetto Pavilion	North Charleston, SC	100%	Charleston-North Charleston, SC	2003	66,428	100.0%	977	14.71	Publix	N/A
Stockbridge Commons	Fort Mill, SC	14%	Charlotte-Concord-Gastonia, NC-SC	2003 / 2012	99,473	100.0%	1,666	16.75	Harris Teeter	N/A
Summerville Galleria	Summerville, SC	100%	Charleston-North Charleston, SC	1989 / 2003	106,390	94.5%	$1,246	$11.71	Food Lion	N/A
The Fresh Market Commons	Pawleys Island, SC	100%	Georgetown, SC	2011	32,325	100.0%	653	20.20	The Fresh Market	N/A

Phillips Edison & Company	52

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hamilton Village	Chattanooga, TN	100%	Chattanooga, TN-GA	1989	429,325	100.0%	3,302	7.69	Walmart; ALDI	Urban Air Adventure Park; Gabe's; Big Lots; JOANN; Boot Barn
Hickory Plaza	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	1974 / 1986	72,136	100.0%	840	11.64	Kroger	N/A
Lynnwood Place	Jackson, TN	100%	Jackson, TN	1986 / 2013	96,666	85.0%	785	8.12	Kroger	N/A
Willowbrook Commons	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	2005	93,600	100.0%	928	9.91	Kroger	N/A
Cinco Ranch at Market Center	Katy, TX	100%	Houston-The Woodlands-Sugar Land, TX	2007 / 2008	97,762	100.0%	1,799	18.40	Super Target (shadow)	HomeGoods; Michaels; OfficeMax
Commerce Square	Brownwood, TX	100%	Brownwood, TX	1969 / 2007	160,441	76.2%	1,058	6.59	ALDI	Burkes Outlet; Harbor Freight Tools
Coppell Market Center	Coppell, TX	100%	Dallas-Fort Worth-Arlington, TX	2008	90,225	98.6%	1,428	15.83	Market Street United	N/A
Hickory Creek Plaza	Denton, TX	100%	Dallas-Fort Worth-Arlington, TX	2007	36,732	96.7%	961	26.16	Kroger (shadow)	N/A
Kirkwood Market Place	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1979 / 2008	80,220	100.0%	1,517	18.91	Sprouts Farmers Market	N/A
Kleinwood Center	Spring, TX	100%	Houston-The Woodlands-Sugar Land, TX	2003	152,900	98.2%	3,029	20.43	H-E-B	N/A
Mansfield Market Center	Mansfield, TX	100%	Dallas-Fort Worth-Arlington, TX	2015	55,400	100.0%	1,365	24.64	Sprouts Farmers Market	N/A
Mayfair Village	Hurst, TX	100%	Dallas-Fort Worth-Arlington, TX	1981 / 2004	224,599	82.1%	1,943	8.65	Tom Thumb	Planet Fitness; Burkes Outlet
McKinney Market Street	Mckinney, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	96,830	100.0%	2,012	20.78	Market Street United	N/A
Murphy Marketplace	Murphy, TX	100%	Dallas-Fort Worth-Arlington, TX	2008 / 2015	218,568	97.8%	4,699	21.50	Sprouts Farmers Market	24 Hour Fitness; Michaels
Northpark Village	Lubbock, TX	100%	Lubbock, TX	1990	70,479	100.0%	755	10.71	United Supermarkets	N/A
Plano Market Street	Plano, TX	100%	Dallas-Fort Worth-Arlington, TX	2009	166,978	90.1%	$3,270	$19.58	Market Street United	Toni & Guy Academy
Quail Valley Shopping Center	Missouri City, TX	100%	Houston-The Woodlands-Sugar Land, TX	1983	118,432	100.0%	936	7.90	Cox's Foodarama	XL Parts; Dollar Tree
Seville Commons	Arlington, TX	100%	Dallas-Fort Worth-Arlington, TX	1987	112,421	97.6%	1,499	13.33	Walmart Neighborhood Market	N/A
Spring Cypress Village	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1982 / 2007	102,758	91.9%	1,729	16.83	Sprouts Farmers Market	Spec's Liquor; Lumiere Nail Studios & Salon Park

Phillips Edison & Company	53

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Stone Gate Plaza	Crowley, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	90,675	100.0%	1,065	11.75	Kroger	N/A
Suntree Square	Southlake, TX	100%	Dallas-Fort Worth-Arlington, TX	2000	99,269	100.0%	1,540	15.51	Tom Thumb	N/A
Towne Crossing Shopping Center	Mesquite, TX	100%	Dallas-Fort Worth-Arlington, TX	1984	165,419	96.3%	1,784	10.78	Kroger	Factory 2 U; Citi Trends; Kids Empire; CSL Plasma
Hillside - West	Hillside, UT	100%	N/A	2006	14,550	100.0%	451	31.00	N/A	Walgreens
Ashburn Farm Market Center	Ashburn, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2000	91,905	95.4%	2,518	27.40	Giant	N/A
Birdneck Shopping Center	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	1987	65,554	100.0%	608	9.27	Food Lion	N/A
Courthouse Marketplace	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	2005	106,863	100.0%	1,795	16.80	Harris Teeter	N/A
Dunlop Village	Colonial Heights, VA	100%	Richmond, VA	1987	77,315	96.3%	689	8.91	Food Lion	Ace Hardware
Lakeside Plaza	Salem, VA	100%	Roanoke, VA	1988	82,894	95.1%	920	11.10	Kroger	NAPA Auto Parts
Nordan Shopping Center	Danville, VA	100%	Danville, VA	1961 / 2002	135,358	99.1%	969	7.16	Walmart Neighborhood Market	Big Lots; It's Fashion Metro; One Stop; Dept. of Social Services
Statler Square	Staunton, VA	100%	Staunton, VA	1989	134,660	93.8%	1,172	8.70	Kroger	Staples; Petco
Staunton Plaza	Staunton, VA	100%	Staunton, VA	2006	80,266	100.0%	1,444	17.99	Martin's	N/A
Stonewall Plaza	Winchester, VA	100%	Winchester, VA-WV	2007	118,584	89.6%	2,292	19.33	Martin's	Dollar Tree
Village at Waterford	Midlothian, VA	100%	Richmond, VA	1991	78,611	95.9%	686	8.73	Food Lion	N/A
Waynesboro Plaza	Waynesboro, VA	100%	Staunton, VA	2005	76,534	100.0%	1,351	17.65	Martin's	N/A
Winchester Gateway	Winchester, VA	100%	Winchester, VA-WV	2006	163,585	96.2%	2,954	18.06	Martin's	East Coast Gymnastics and Cheer
Claremont Village	Everett, WA	100%	Seattle-Tacoma-Bellevue, WA	1994 / 2012	86,497	100.0%	1,473	17.03	Quality Food Centers	Ace Hardware
The Orchards	Yakima, WA	100%	Yakima, WA	2002	86,407	100.0%	$1,281	$14.83	Rosauers Supermarkets	N/A
Fairacres Shopping Center	Oshkosh, WI	100%	Oshkosh-Neenah, WI	1992 / 2013	85,523	100.0%	971	11.35	Pick 'n Save	O-Town Iron
Franklin Centre	Franklin, WI	100%	Milwaukee-Waukesha, WI	1994 / 2009	120,068	100.0%	1,097	9.14	Pick 'n Save	Galleria Furniture
Glenwood Crossings	Kenosha, WI	100%	Chicago-Naperville-Elgin, IL-IN-WI	1992	87,115	97.9%	1,058	12.14	Pick 'n Save	Dollar Tree

Phillips Edison & Company	54

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Greentree Centre	Racine, WI	100%	Racine, WI	1989 / 1994	82,141	98.1%	1,124	13.68	Pick 'n Save	N/A
Kohl's Onalaska	Onalaska, WI	100%	La Crosse-Onalaska, WI-MN	1992 / 1993	86,432	100.0%	581	6.72	N/A	Kohl's
Point Loomis	Milwaukee, WI	100%	Milwaukee-Waukesha, WI	1965 / 1991	160,533	100.0%	721	4.49	Pick 'n Save	Kohl's
Village Center	Racine, WI	100%	Racine, WI	2002 / 2003	240,847	100.0%	2,732	11.34	Festival Foods	Kohl's; Ulta
Village Square of Delafield	Delafield, WI	100%	Milwaukee-Waukesha, WI	2007	81,639	95.2%	1,213	14.86	Pick 'n Save	N/A
Total					32,886,064	95.7%	$421,498	$13.39
(1)Property represents an undeveloped parcel of land.

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Components of Net Asset Value Unaudited, dollars and shares in thousands

	Three Months Ended September 30, 2021	Supplement Page		As of September 30, 2021	Supplement Page

NOI FOR REAL ESTATE INVESTMENTS(1)	$89,461	19	OTHER ASSETS
			Cash and cash equivalents	$24,455	12
ADJUSTMENTS TO NOI			Restricted cash	89,760	12
NOI adjustments for Q3 acquisitions/dispositions(2)	543		Accounts receivable, net	35,683	21
			Prepaid expenses and other assets	19,040	21
ABR from leases signed but not yet paying rent as of September 30, 2021	1,094		Investment in third parties	3,000	21
			Investment in marketable securities	5,357	21
Pro rata NOI from Joint Ventures	1,196	20	Real estate investments held for sale	16,109
			Total value of other assets	$193,404
INVESTMENT MANAGEMENT BUSINESS
Fees and management income	$2,435	13	LIABILITIES
Property operating expenses related to fees and management income	1,489	19	Debt obligations	$1,715,714	26
			Earn-out liability	45,000	12
Share of joint venture income (loss) recorded in Other Income (Expense)	(54)	22	Derivative liability	35,779	12
			Accounts payable and other liabilities	99,488	21
			Total value of liabilities	$1,895,981

			EQUITY
			Common shares and OP units outstanding	126,581	25

			JOINT VENTURES
			Pro rata share of debt	$30,773	26

			DEVELOPMENT AND REDEVELOPMENT
			Costs incurred to date	$24,899	24
			Estimated remaining costs to be incurred	24,462	24
			Underwritten incremental unlevered yield	9.5% - 10.5%

(1)Represents total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes for all real estate properties.
(2)Removes NOI related to disposed properties and adjusts NOI for acquired properties to represent a full period.

Phillips Edison & Company	56

Glossary of Terms

Term	Definition
Anchor space	A space greater than or equal to 10,000 square feet of gross leasable area (GLA).

Annualized base rent (ABR)	Refers to the monthly contractual base rent as of the end of the applicable reporting period multiplied by 12 months.

ABR Per Square Foot (PSF)	ABR divided by leased GLA. Increases in ABR PSF can be an indication of our ability to create rental rate growth in our centers, as well as an indication of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Comparable lease	Refers to a lease with consistent structure that is executed for substantially the exact same space that has been vacant less than twelve months.

Comparable rent spread
Calculated as the percentage increase or decrease in first-year ABR (excluding any free rent or escalations) on new, renewal, and option leases where the lease was considered a comparable lease. This metric provides an indication of our ability to generate revenue growth through leasing activity.

Cost of executing new leases	Refers to certain costs associated with new leasing, namely, tenant improvement costs and tenant concessions.

EBITDAre, and Adjusted EBITDAre (collectively, “EBITDA metrics”)(1)
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) gains or losses from disposition of depreciable property, and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
To arrive at Adjusted EBITDAre, we exclude certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i) changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in our investments in our unconsolidated joint ventures; and (iv) transaction and acquisition expenses.
We use EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow us to compare earnings independent of capital structure and evaluate debt leverage and fixed cost coverage.

Equity market capitalization	The total dollar value of all outstanding shares.

Grocer health ratio	Amount of annual rent and expense recoveries paid by the Neighbor as a percentage of gross sales. Low grocer health ratios provide us with the knowledge to manage our rents effectively while seeking to ensure the financial stability of our grocery anchors.

Gross leasable area (GLA)	The total occupied and unoccupied square footage of a building that is available for Neighbors or other retailers to lease.

Inline space	A space containing less than 10,000 square feet of GLA.

Leased occupancy
Calculated as the percentage of total GLA for which a lease has been signed regardless of whether the lease has commenced or the Neighbor has taken possession. High occupancy is an indicator of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Nareit	National Association of Real Estate Investment Trusts.

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Glossary of Terms
Nareit Funds from operations (FFO), Core FFO, and Adjusted FFO(1)
Nareit defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures; and (iv) adjustments for unconsolidated partnerships and joint ventures, calculated to reflect FFO on the same basis. We believe FFO provides insight into our operating performance as it excludes certain items that are not indicative of such performance.
Core FFO is calculated as Nareit FFO attributable to stockholders and OP unit holders adjusted to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt, (v) other impairment charges; and (vi) transaction and acquisition expenses. Core FFO provides further insight into the sustainability of our operating performance and provides an additional measure to compare our performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss).
Adjusted FFO is calculated as Core FFO adjusted to exclude: (i) straight-line rent and non-cash adjustments, such as amortization of market lease adjustments, deferred financing costs, and market debt adjustments; (ii) recurring capital expenditures, tenant improvement costs, and leasing commissions; (iii) non-cash share-based compensation expenses; and (iv) our prorated share of the aforementioned adjustments for our unconsolidated joint ventures. Adjusted FFO provides further insight into our portfolio performance by focusing on the revenues and expenditures directly involved in our operations and the management of our entire real estate portfolio. Recurring property-related capital expenditures are costs to maintain properties and their common areas, including new roofs, paving of parking lots, and other general upkeep items, and recurring corporate capital expenditures are primarily costs for computer software and equipment.

Neighbor	In reference to one of our tenants.

Net debt	Total debt, excluding market adjustments and deferred financing expenses, less cash and cash equivalents.

Net debt to adjusted EBITDAre(1)
Calculated by dividing net debt by Adjusted EBITDAre (included on an annualized basis within the calculation). It provides insight into our leverage rate based on earnings and is not impacted by fluctuations in our equity price.

Net debt to total enterprise value(1)	Ratio is calculated by dividing net debt by total enterprise value. It provides insight into our capital structure and usage of debt.

Net operating income (NOI)(1)
Calculated as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. NOI provides insight about our financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss).

Portfolio retention rate
Calculated by dividing (i) total square feet of retained Neighbors with current period lease expirations by (ii) the total square feet of leases expiring during the period. The portfolio retention rate provides insight into our ability to retain Neighbors at our shopping centers as their leases approach expiration. Generally, the costs to retain an existing Neighbor are lower than costs to replace with a new Neighbor.

Recovery rate
Calculated by dividing (i) total recovery income by (ii) total recoverable expenses during the period. A high recovery rate is an indicator of our ability to recover certain property operating expenses and capital costs from our Neighbors.

Redevelopment
Larger scale projects that typically involve substantial demolition of a portion of the shopping center to accommodate new retailers. These projects typically are accompanied with new construction and site infrastructure costs.

Same-Center	Refers to a property, or portfolio of properties, that has been owned and operational for the entirety of each reporting period (i.e., since January 1, 2020).

Total enterprise value	Net debt plus equity market capitalization on a fully diluted basis.

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Glossary of Terms
Underwritten incremental unlevered yield	Reflects the yield we target to generate from a project upon expected stabilization and is calculated as the estimated incremental NOI for a project at stabilization divided by its estimated net project investment. The estimated incremental NOI is the difference between the estimated annualized NOI we target to generate by project upon stabilization and the estimated annualized NOI without the planned improvements. Underwritten incremental yield does not include peripheral impacts, such as lease rollover risk or the impact on the long term value of the property upon sale or disposition. Actual incremental yields may vary from our underwritten incremental yield range based on the actual total cost to complete a project and its actual incremental NOI at stabilization.
(1)Supplemental, non-GAAP performance measures. See the "Financial Summary" section above for more information on the limitations of non-GAAP performance measures.

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